LEASE

between

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA,

for the benefit of its separate Real Estate Account

Landlord

and

VRINGO INC.,

Tenant

Premises:

A portion of the 15th floor at

780 Third Avenue, New York, New York

Dated: July 10, 2012

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TABLE OF CONTENTS

Article	Caption	Page

1	Demise; Premises	4
2	Term	4
3	Rent; Rent Abatement	4
4	Delivery of Possession of the Premises	5
5	Use	6
6	Floor Load; Telephone System	6
7	Rent Adjustments	6
8	Insurance	11
9	Compliance with Laws	13
10	Improvements; Tenant's Property	14
11	Repairs	16
12	Heating, Ventilation and Air Conditioning	17
13	Electricity	18
14	Cleaning and Other Services	19
15	Damage to or Destruction of the Premises	20
16	Eminent Domain	21
17	Conditions of Limitation	22
18	Re-Entry by Landlord; Remedies	23
19	Curing Tenant's Defaults; Fees and Expenses	25
20	Non-Liability and Indemnification	25
21	Surrender	26
22	Assignment, Mortgaging and Subletting	26
23	Subordination and Attornment	29
24	Access, Changes In Building Facilities	30
25	Inability to Perform	31
26	Legal Proceedings; Waiver of Counterclaims and Jury Trial	31
27	No Other Waiver	32
28	Arbitration	32
29	Quiet Enjoyment	33
30	Rules and Regulations	33
31	Building Name	33
32	Shoring; No Dedication	34
33	Notice of Accidents	34
34	Vaults	34
35	Brokerage	34
36	Security Deposit	35
37	Window Cleaning	36
38	Consents	36
39	Notices	36
40	Definitions; Construction of Terms	37
41	Estoppel Certificate; Recording	40
42	Intentionally Deleted	40
43	Parties Bound	40
44	Miscellaneous	41
45	Anti –Terrorism Requirements	42
	Testimonium, Signature and Seals
	Exhibit A — Description of Land	A-1
	Exhibit B — Floor Plan	B-1
	Exhibit C – Intentionally Deleted	C-1
	Exhibit D — Cleaning Specifications	D-1
	Exhibit E — Rules and Regulations	E-1
	Exhibit F — Tenant Estoppel Certificate and Agreement	F-1
	Exhibit G — Tenant Acceptance Letter	G-1
	Exhibit H— Form of Letter of Credit	H-1

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This Table of Contents is included only as a matter of convenience and reference and shall not be deemed or construed in any way to define or limit the scope of the following lease or the intent of any provision thereof.

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LEASE, dated July 10, 2012, between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, for the benefit of its separate Real Estate Account, a New York corporation, having an office at c/o TIAA-CREF, Global Real Estate, 730 Third Avenue, 4th Floor, New York, New York 10017 ("Landlord"), and VRINGO, INC., a Delaware corporation, having an office at 44 West 28th Street, Suite 1414, New York, New York ("Tenant")

WITNESSETH:

Landlord and Tenant hereby covenant and agree as follows:

ARTICLE 1

Demise; Premises

Section 1.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord the premises hereinafter described ("Premises") in the building ("Building") located on the land ("Land") known by the street address 780 Third Avenue, New York, New York, in the Borough of Manhattan, City and State of New York, as more particularly described in Exhibit A annexed hereto and made a part hereof, for the Term hereinafter stated, for the rents hereinafter reserved, and upon and subject to the terms of this Lease.

Section 1.02 The Premises consist of a portion of the fifteenth (15th) floor in the Building, substantially as shown on the floor plan annexed hereto as Exhibit B and made a part hereof, together with all fixtures and improvements which, at the commencement of the Term or at any time during the Term, are attached thereto or installed therein and together with all appurtenances to the Premises, including the right to use, in common with others, the Building Equipment, subject to the terms of this Lease.

Section 1.03 The definitions of certain terms used in this Lease are set forth in Section 40.01 and in various other Sections of this Lease.

ARTICLE 2

Term

Section 2.01 The Premises are leased for a term ("Term") which shall commence on the later of (i) the date of execution and delivery of the Lease by both Landlord and Tenant and (ii) two (2) days following the date of notice of Landlord to Tenant of the completion of Landlord’s Work set forth in Section 4.01("Commencement Date"), and shall end on the day immediately preceding the three (3) year and one (1) month anniversary of the Commencement Date ("Expiration Date") unless the Term shall sooner terminate pursuant to any of the terms of this Lease or pursuant to law.

Section 2.02 When the Commencement Date has been determined by Landlord as set forth in Section 2.01, Landlord and Tenant shall, upon the request of either of them, execute a statement prepared by Landlord setting forth such date. Neither Landlord's failure to request nor Tenant's failure to execute such agreement shall affect Landlord's proper determination of the Commencement Date.

ARTICLE 3

Rent

Section 3.01 A. Tenant shall pay to Landlord, without notice or demand, in lawful money of the United States of America, by check drawn on a bank or trust company which is a member of the New York Clearinghouse Association, at the office of the Landlord or at such other place as Landlord may designate, the following:

(a) annual fixed rent (such annual fixed rent being referred to herein as "Fixed Rent") of $136,976.00 ($11,414.67 per month) payable in equal monthly installments, in advance, on the first (lst) day of each and every calendar month during the Term; and

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(b) additional rent ("Additional Rent") consisting of all other sums of money as shall become due from and be payable by Tenant hereunder (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent).

If Tenant shall fail to pay when due any installment of Fixed Rent or any payment of Additional Rent for a period of 10 days after such installment or payment shall have become due, Tenant shall pay interest thereon at the Interest Rate, from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed Additional Rent.

B. There shall be no abatement of, deduction from, counter-claim or setoff against, Fixed Rent and Additional Rent except as otherwise specifically provided in this Lease.

Section 3.02 Notwithstanding the provisions of Section 3.01, Tenant shall pay $11,414.67 on account of Fixed Rent upon the execution of this Lease, which shall be credited on a per diem basis toward the payment of the installment(s) of Fixed Rent first due and payable hereunder. If by reason of any of the provisions of this Lease, the Commencement Date for all or any part of the Premises shall be other than the first day of a calendar month, Fixed Rent for such month shall be pro-rated on a per diem basis.

Section 3.03 Tenant covenants to (a) pay the Fixed Rent and Additional Rent when due and (b) observe and perform, and not to suffer or permit any violation of, Tenant's obligations under this Lease.

Section 3.04 Notwithstanding anything contained in Article 3 of this Lease to the contrary, but provided Tenant is not then in breach or default under any of the terms, covenants or conditions in this Lease on Tenant’s part to observe or perform beyond notice and the expiration of any applicable cure period, Tenant shall not be obligated to pay the first $11,414.67 of Fixed Rent becoming payable by Tenant to Landlord under this Lease and the installment of Fixed Rent paid by Tenant to Landlord pursuant to Section 3.02 of this Lease shall be applied to the second monthly installment(s) of Fixed Rent that Tenant is obligated to pay to Landlord under this Lease.

ARTICLE 4

Delivery of Possession of the Premises

Section 4.01 Tenant acknowledges that it has made a full and complete inspection of the Premises and is thoroughly familiar with the condition thereof, and Tenant agrees to accept possession of the Premises on the Commencement Date in its then "as-is" broom clean condition. Tenant, at Tenant’s sole cost and expense, shall perform all work in connection with preparing the Premises for its occupancy in accordance with the provisions of Article 10 of the Lease. Notwithstanding the foregoing, Landlord agrees that it shall, prior to the Commencement Date, remove the wall of the executive corner office (“ Landlord’s Work”).

Section 4.02 The taking of occupancy of the whole or any part of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Premises and the Building were in good and satisfactory condition at the time such occupancy was so taken and that the Premises were substantially as shown on Exhibit B.

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ARTICLE 5

Use

Section 5.01 Tenant shall use and occupy the Premises for general, executive and administrative offices, and for no other purpose. Tenant shall not use or occupy or suffer or permit the use or occupancy of any part of the Premises in any manner which in Landlord's reasonable judgment would adversely affect (i) the proper and economical rendition of any service required to be furnished to any tenant, (ii) the use or enjoyment of any part of the Building by any other tenant, or (iii) the appearance, character or reputation of the Building as a first-class office building with retail stores. Tenant shall not at any time use or occupy or suffer or permit anyone to use or occupy the Premises, or do or permit anything to be done in the Premises in violation of the Certificate of Occupancy for the Building. Notwithstanding anything contained herein to the contrary, a breach of such covenant shall be deemed a material and substantial default by Tenant under this lease, for which Landlord shall have all remedies available to it under this lease and under the law, including, without limitation, the right to enforce such covenant by injunctive or other appropriate equitable relief. Without limiting the generality of the foregoing, it is expressly understood that no portion of the demised premises shall be used as, by or for (a) retail operations of any bank, trust company, savings bank, industrial bank, savings and loan association, credit union or personal loan association or other form of entity, (b) a public stenographer or typist, (c) a barber shop, beauty shop or beauty parlor, (d) a telephone or telegraph agency, (e) a telephone, court reporting, stenographic or secretarial service, (f) a messenger service, (g) a travel or tourist agency, (h) an employment agency, (i) a restaurant or bar, (j) a commercial document reproduction or offset printing service, (k) a public vending machine operation, (l) a retail, wholesale or discount shop for the sale of books, magazines, audio or video tapes, CD ROM, DVD ROM or other devices for the recording or transmitting of audio or visual signals, images, music or speech, electronic equipment and accessories or any other merchandise, (m) a retail service shop, (n) a labor union, (o) a school or classroom, (p) a governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, embassy or consular office of any country or other quasi-autonomous or sovereign organization, whether or not subject to the Foreign Sovereign Immunities Act of 1976, as from time to time amended, or any successor statute, (q) an advertising agency, (r) a firm whose principal business is real estate brokerage, (s) a company engaged in the business of renting office or desk space, (t) any person, organization, association, corporation, company, partnership entity or other agency immune from service or suit in the courts of the State of New York or the assets of which may be exempt from execution by Landlord in any action for damages, (u) a factory of any kind, (v) retail sales, (w) any use to which material increased security costs or insurance premiums payable by Landlord are attributed, (x) a payroll office or check cashing operation, (y) a clinic or (z) any illegal purpose.

Section 5.02 If any governmental license or permit, other than a certificate of occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license and permit, but in no event shall failure to procure or maintain such license or permit by Tenant affect Tenant's obligations hereunder.

ARTICLE 6

Floor Load; Telephone System

Section 6.01 Tenant shall not place a load upon any floor that exceeds either the floor load per square foot that such floor was designed to carry or which is allowed by any Legal Requirement. Subject to the preceding sentence, if Tenant wishes to place any safes or vaults in the Premises it may do so at its own expense after giving notice to Landlord, but Landlord reserves the right to prescribe their weight and position. Business machines and mechanical equipment in the Premises shall be placed and maintained by Tenant at Tenant's sole expense, in such manner as shall be sufficient, in Landlord's reasonable judgment, to prevent vibration, noise, annoyance and inconvenience to Landlord and other tenants.

Section 6.02 Tenant may install, maintain, or operate in the Premises business machines customarily used in offices such as computers, printers, copy machines, fax machines, scanners, telephone systems, local area networks, data processing, teletype and other business machines customarily used in offices; provided, however, Tenant shall comply with all of the terms of this Lease that may be applicable to such installation, maintenance or operation. Tenant may, with the consent of Landlord, which shall not be unreasonably withheld, install, maintain, or operate in the Premises business machines not customarily used in offices; provided, however, Tenant shall comply with all of the terms of this Lease that may be applicable to such installation, maintenance or operation and shall give Landlord prior notice of the installation thereof.

ARTICLE 7

Rent Adjustments

Section 7.01 For the purpose of this Lease:

A. The term "Premises Area" shall be deemed to mean 2,446 square feet.

B. The term "Building Area" shall be deemed to mean 470,000 square feet.

C. The term "Tenant's Proportionate Share" shall be deemed to mean 0.52%.

D. "Landlord's Statement" shall mean an instrument containing a computation of Additional Rent due pursuant to the provisions of this Article 7 furnished by Landlord to Tenant.

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E. The term "Base Tax Factor" shall mean the Taxes for the 2012/2013 Tax Year.

F. The term "Taxes" shall mean (i) all real estate taxes, assessments (special or otherwise), sewer and water rents, rates and charges and any other governmental levies, impositions or charges of a similar or dissimilar nature, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, whether or not the same constitute one or more tax lots, and (ii) any expenses (including reasonable attorney’s fees and disbursements and experts' and other witness' fees) incurred by Landlord in contesting any of the foregoing or the assessed valuation of all or any part of the Real Property; but "Taxes" shall not include any interest or penalties incurred by Landlord as a result of Landlord's late payment of Taxes, except for interest payable in connection with the installment payments of assessments pursuant to the next sentence. If by law, any assessment may be divided and paid in annual installments, then, provided the same is not prohibited under the terms of the Superior Lease or the Superior Mortgage, for the purposes of this Article (x) such assessment shall be deemed to have been so divided and to be payable in the maximum number of annual installments permitted by law and (y) there shall be deemed included in Taxes for each Tax Year the annual installment of such assessment becoming payable during such Tax Year, together with interest payable during such Tax Year on such annual installment and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time after the date hereof the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, rents, rates, charges, levies or impositions now assessed, levied or imposed upon all or any part of the Real Property, there shall be assessed, levied or imposed (a) a tax, assessment, levy, imposition or charge based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise, or (b) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, or (c) a license fee measured by the rents, or (d) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes; provided that any tax, assessment, levy, imposition or charge imposed on income from the Real Property shall be calculated as if the Real Property is the only asset of the Landlord.

G. The term "Tax Year" shall mean the 12 month period commencing on the first (1st) day of July of each year, or such other period of 12 months as may be duly adopted as the fiscal year for real estate tax purposes in The City of New York.

H. The term "Escalation Year" shall mean each calendar year which shall include any part of the Term.

I. The term "Base Operating Factor" shall mean Landlord's actual Operating Expenses for the 2012 calendar year.

J. The term "Operating Expenses" shall mean all costs and expenses (and taxes thereon, if any) paid or incurred by Landlord or on behalf of Landlord with respect to the operation, cleaning, repair, safety, replacement, management, security and maintenance of the Real Property, Building Equipment, sidewalks, curbs, plazas, and other areas adjacent to the Building, and with respect to the services provided tenants, including, without limitation: (i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plans and other benefit or similar expense relating to, employees of Landlord engaged in the operation, cleaning, repair, safety, management, security or maintenance of the Real Property and the Building Equipment or in providing services to tenants; (ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any Legal Requirements, union contract or otherwise with respect to said employees; (iii) the cost of electricity, gas, steam, water, heat, ventilation, air conditioning and other fuel and utilities; (iv) the cost of casualty, rent, liability, fidelity, plate glass and any other insurance; (v) the cost of repairs, maintenance and painting; (vi) expenditures for capital improvements and capital equipment which under generally applied real estate practice are expensed or regarded as deferred expenses and capital expenditures which are made by reason of Legal Requirements or Insurance Requirements, in each case such expenditures to be included in Operating Expenses for the Escalation Year in which such costs are incurred and every subsequent Escalation Year, on a straight-line basis, to the extent that such items are amortized over an appropriate period, but not more than 10 years, with interest calculated at an annual rate equal to 1% above the prime rate at the time of Landlord's having made said expenditure; (vii) the cost or rental of all building and cleaning supplies, tools, materials and equipment; (viii) the cost of uniforms, work clothes and dry cleaning; (ix) window cleaning, concierge, guard, watchman or other security personnel, service or system, if any; (x) management fees or if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of then prevailing rates for management fees payable in the Borough of Manhattan for first-class Third Avenue office buildings; (xi) charges of independent contractors performing work included within this definition of Operating Expenses; (xii) telephone and stationery; (xiii) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the Real Property; (xiv) association fees and dues; (xv) decorations; (xvi) depreciation of hand tools and other movable equipment used in the operation, cleaning, repair, safety, management, security or maintenance of the Building; and (xvii) exterior and interior landscaping.

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Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case be: (a) executives' salaries above the grade of building manager;(b) expenditures for capital improvements or capital equipment, other than those referred to above and in the next succeeding paragraph; (c) amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Operating Expenses (d) cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor, (e) advertising and promotional expenditures; (f) costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense; (g) depreciation except as provided above; (h) brokerage commissions; (i) taxes; and (j) refinancing costs and mortgage interest and amortization payments.

If Landlord shall purchase any item of capital equipment or make any capital expenditure which has the effect of reducing the expenses which would otherwise be included in Operating Expenses, then the costs of such capital equipment or capital expenditure are to be included in Operating Expenses for the Escalation Year in which the costs are incurred and every subsequent Escalation Year, on a straight-line basis, to the extent that such items are amortized over such period of time as Landlord reasonably estimates such savings or reductions in Operating Expenses will equal Landlord's costs for such capital equipment or capital expenditure, with interest calculated at an annual rate of 1% above the prime rate at the time of Landlord's having made said expenditure. If Landlord shall lease any items of capital equipment designed to result in savings or reductions in expenses which would otherwise be included in Operating Expenses, then the rentals and other costs paid with respect to such leasing shall be included in Operating Expenses for the Escalation Years in which incurred.

If during all or part of any Escalation Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the Building due to the fact (i) such portions are not occupied or leased, (ii) such item(s) of work or service is not required or desired by the tenant of such portion, (iii) such tenant is itself obtaining and providing such item of work or service or (iv) any other reason, then, for the purposes of computing Operating Expenses, the amount of such item(s) for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item(s) of work or service to such portion of the Building or to such tenant.

Section 7.02 A. Tenant shall pay as Additional Rent for each and every Tax Year all or a portion of which shall be within the Term (including the Tax Year in effect on the Commencement Date) an amount ("Tenant's Tax Payment") equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Factor. Tenant's Tax Payment shall be payable by Tenant to Landlord within ten (10) days after receipt of a Landlord's Statement regardless of whether such Landlord's Statement is received prior to, on or after the first ( 1st) day of such Tax Year. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year during such Tax Year, Landlord may furnish a revised Landlord's Statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted and, (a) within ten (10) days after Tenant's receipt of such revised Landlord's Statement, Tenant shall (with respect to any increase in Taxes for such Tax Year) pay such increase in Tenant's Tax Payment to Landlord, or (b) (with respect to any decrease in Taxes for such Tax Year), Landlord shall credit such decrease in Tenant's Tax Payment against the next installment of Additional Rent payable by Tenant pursuant to Section 7.02B below. If during the Term, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments, to the Superior Lessor or the Superior Mortgagee), in full or in monthly, quarterly or other installments on any other date or dates than as presently required, then Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least 30 days prior to the date payments are due to the taxing authorities or the Superior Lessor or the Superior Mortgagee. The benefit of any discount for any early payment or prepayment of Taxes and of any tax exemption or abatement relating to all or any part of the Real Property shall accrue solely to the benefit of Landlord and Taxes shall be computed without subtracting such discount or taking into account any such exemption or abatement.

 B. (1) At any time, and from time to time, during the Term, Landlord may give to Tenant a Landlord's Statement setting forth Tenant's Projected Share of Taxes (as hereinafter defined). Commencing on the first day of the first full calendar month next succeeding the date on which Landlord gives Tenant such Landlord's Statement with respect to Tenant's Projected Share of Taxes and continuing thereafter on the first day of each and every calendar month of the Term, Tenant shall pay to Landlord, as Additional Rent for the Tax Year in which such Additional Rent payment is due, Tenant's Projected Share of Taxes. "Tenant's Projected Share of Taxes" shall mean Landlord's estimate of Tenant's Tax Payment for the Tax Year next succeeding the Tax Year in which Tenant's Projected Share of Taxes is payable by Tenant, divided by twelve (12).

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(2) Upon each date that a Tenant's Tax Payment (or an installment thereof) shall be due from Tenant pursuant to the terms of Section 7.02A hereof, Landlord shall apply the aggregate of the installments of Tenant's Projected Share of Taxes theretofore paid to Landlord (but not previously applied pursuant to this Section 7.02B) against the Tax Payment (or installment thereof) then due from Tenant. If such aggregate amount is insufficient to discharge such Tax Payment (or installment thereof), Landlord shall so notify Tenant in the Landlord's Statement served upon Tenant pursuant to Section 7.02A, and the amount of Tenant's payment obligation with respect to such Tax Payment (or installment thereof) pursuant to Section 7.02A, shall equal the amount of such insufficiency. If, however, such aggregate amount shall be greater than the Tax Payment (or installment thereof), Landlord, at Landlord's option shall either (x) pay the amount of such excess directly to Tenant, or (y) credit the amount of such excess against the next installment(s) of Tenant's Projected Share of Taxes due hereunder.

(3) Notwithstanding anything contained in Section 7.02(B)(2) above to the contrary, (a) if the first Landlord's Statement with respect to Tenant's Projected Share of Taxes is given to Tenant after the Commencement Date, then in addition to the first payment of Tenant's Projected Share of Taxes payable by Tenant hereunder, Tenant shall pay on the date that such first payment of Tenant's Projected Share of Taxes is due, as Additional Rent for the Tax Year in which such first payment is due, an amount equal to such first payment of Tenant's Projected Share of Taxes, multiplied by the number of full calendar months of the Term immediately prior to the date such first payment is due, and (b) if any Landlord's Statement with respect to Tenant's Projected Share of Taxes (after said first Landlord's Statement) is given to Tenant after the first day of any Tax Year, then in addition to the payment of Tenant's Projected Share of Taxes payable by Tenant after the rendition of such Landlord's Statement, Tenant shall pay on the date that such payment of Tenant's Projected Share of Taxes is due, as Additional Rent for the Tax Year in which such payment is due, an amount equal to (a) such payment of Tenant's Projected Share of Taxes, multiplied by the number of full calendar months of such Tax Year preceding the date that such payment of Tenant's Projected Share of Taxes is due, less (b) the aggregate amount of Tenant's Projected Share of Taxes (if any) previously paid by Tenant during such period.

C. If the real estate tax fiscal year of the City of New York shall be changed at any time after the date hereof, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 7.02.

D. Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Real Property. If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall either pay to Tenant, or, at Landlord's election, credit against subsequent payments under this Section 7.02 or Section 7.03, an amount equal to Tenant's Proportionate Share of the refund, but which amount shall not exceed Tenant's Tax Payment paid for such Tax Year. Nothing herein shall obligate Landlord to file any application or institute any proceeding seeking a reduction in Taxes or assessed valuation.

E. Tenant's Tax Payment and any credits with respect thereto as provided in this Section 7.02 shall be made as provided in this Section 7.02 regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

F. Tenant shall pay to Landlord upon demand as Additional Rent any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

G. If the Commencement Date or the Expiration Date shall occur on a date other than July 1 or June 30, respectively, any Additional Rent under this Section 7.02 for the Tax Year in which such Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to June 30 or from July 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Tax Year. In the event of a termination of this Lease, any Additional Rent under this Section 7.02 shall be paid or adjusted within 30 days after submission of Landlord's Statement. In no event shall Fixed Rent ever be reduced by operation of this Section 7.02 and the rights and obligations of Landlord and Tenant under the provisions of this Section 7.02 with respect to any Additional Rent shall survive the termination of this Lease.

H. Each Landlord's Statement furnished by Landlord with respect to Tenant's Tax Payment shall be accompanied by a copy of the real estate tax bill for the Tax Year referred to therein, but Landlord shall have no obligation to deliver more than one such copy of the real estate tax bill in respect of any Tax Year.

Section 7.03 A. Tenant shall pay as Additional Rent for each Escalation Year an amount ("Tenant's Operating Payment"), calculated as follows:

In the case of each Escalation Year a sum equal to Tenant's Proportionate Share of the amount by which Operating Expenses for such Escalation Year exceed the Base Operating Factor.

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B. Landlord may furnish to Tenant, with respect to each Escalation Year, a written statement setting forth Landlord's estimate of Tenant's Operating Payment for such Escalation Year. Tenant shall pay to Landlord on the first day of each month during such Escalation Year an amount equal to one-twelfth of Landlord's estimate of Tenant's Operating Payment for such Escalation Year. If, however, Landlord shall furnish any such estimate for an Escalation Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.03 in respect of the last month of the preceding Escalation Year; (b) promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Payment previously made for such Escalation Year were greater or less than the installments of Tenant' s Operating Payment to be made for such Escalation Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within 10 days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall either refund to Tenant the amount thereof or, at Landlord's election, credit the amount thereof against subsequent payments under this Section 7.03 or Section 7.02; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Escalation Year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant's Operating Payment shown on such estimate. Landlord may at any time or from time to time (but not more than twice with respect to any Escalation Year) furnish to Tenant a revised statement of Landlord's estimate of Tenant's Operating Payment for such Escalation Year, and in such case, Tenant's Operating Payment for such Escalation Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

C. After the end of each Escalation Year Landlord shall furnish to Tenant a Landlord's Statement for such Escalation Year. Each such year-end Landlord's Statement for any Escalation Year shall be accompanied by a computation of operating expenses for the Building prepared by an independent certified public accountant or independent managing agent designated by Landlord from which Landlord shall make the computation of Operating Expenses hereunder. In making computations of operating expenses, the certified public accountant or managing agent may rely on Landlord's estimates and allocations whenever said estimates and allocations are needed for this Article. If the Landlord's Statement shall show that the sums paid by Tenant under Section 7.03C exceeded Tenant's Operating Payment required to be paid by Tenant for such Escalation Year, Landlord shall either refund to Tenant the amount of such excess or, at Landlord's election, credit the amount of such excess against subsequent payments under this Section 7.03 or Section 7.02; and if the Landlord's Statement for such Escalation Year shall show that the sums so paid by Tenant were less than Tenant's Operating Payment paid by Tenant for such Escalation Year, Tenant shall pay the amount of such deficiency within 10 days after demand therefor.

D. If the Commencement Date or the Expiration Date shall occur on a date other than January 1 or December 31, respectively, any Additional Rent under this Section 7.03 for the Escalation Year in which such Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Escalation Year. In the event of a termination of this Lease, any Additional Rent under this Article shall be paid or adjusted within 30 days after submission of a Landlord's Statement. In no event shall Fixed Rent ever be reduced by operation of this Section 7.03B and the rights and obligations of Landlord and Tenant under the provisions of this Article with respect to any Additional Rent shall survive the Expiration Date or sooner termination of this Lease.

Section 7.04 A. Landlord's failure to render Landlord's Statements with respect to any Tax Year or Escalation Year shall not prejudice Landlord's right to thereafter render a Landlord's Statement with respect thereto or with respect to any subsequent Tax Year or Escalation Year, nor shall the rendering of a Landlord's Statement prejudice Landlord's right to thereafter render a corrected Landlord's Statement for that Tax Year or Escalation Year, as the case may be, provided that the corrected Landlord's Statement for that Tax Year or Escalation Year is rendered within twelve (12) months of the original Landlord's Statement. Nothing herein contained shall restrict Landlord from issuing a Landlord's Statement at any time there is an increase in Taxes, or Operating Expenses during any Tax Year or Escalation Year or any time thereafter.

B. Each Landlord's Statement shall be conclusive and binding upon Tenant unless (a) within 90 days after receipt of such Landlord's Statement Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement, specifying the particular respects in which Landlord's Statement is claimed to be incorrect and (b) if such dispute shall not be resolved within 90 days after the giving of such Landlord's Statement, Tenant shall, within 30 days after the expiration of such 90-day period, submit the dispute to arbitration pursuant to Article 28. Pending the determination of such dispute, Tenant shall pay Additional Rent in accordance with the applicable Landlord's Statement, without prejudice to Tenant's position. If such dispute is ultimately determined in Tenant's favor, Landlord shall promptly after such determination, upon demand, pay to Tenant any amount so overpaid by Tenant.

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ARTICLE 8

Insurance

Section 8.01 A. Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect (A) commercial general liability insurance providing coverage against bodily injury and disease, including death resulting therefrom and property damage to a combined single limit of $1,000,000 to one or more than one person as the result of any one accident or occurrence, which shall include provision for contractual liability coverage insuring Tenant for the performance of its indemnity obligations set forth in this Article 8 and in Article 20 of this Lease, with an Excess Limits (Umbrella) Policy in the amount of $3,000,000, (B) worker’s compensation insurance to the statutory limit, if any, and employer’s liability insurance to the limit of $500,000 per occurrence, and (C) All Risk or Causes of Loss - Special Form property insurance, including fire and extended coverage, sprinkler leakage (including earthquake, sprinkler leakage), vandalism, malicious mischief, wind and/or hurricane coverage, covering full replacement value of all of Tenant’s personal property, trade fixtures and improvements in the Premises. Landlord and its designated property management firm shall be named an additional insured on each of said policies (excluding the worker’s compensation policy) and said policies shall be issued by an insurance company or companies authorized to do business in the State and which have policyholder ratings not lower than “A-” and financial ratings not lower than “VII” in Best’s Insurance Guide (latest edition in effect as of the Effective Date and subsequently in effect as of the date of renewal of the required policies). EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD, AND AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY CANCELLATION OF, NONRENEWAL OF, REDUCTION OF COVERAGE OR MATERIAL CHANGE IN COVERAGE ON SAID POLICIES. Tenant hereby waives its right of recovery against any Landlord Party (as defined in Article 20) of any amounts paid by Tenant or on Tenant’s behalf to satisfy applicable worker’s compensation laws. The policies or duly executed certificates showing the material terms for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. If certificates are supplied rather than the policies themselves, Tenant shall allow Landlord, at all reasonable times, to inspect the policies of insurance required herein.

B.       It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s obligations contained in this Lease, including without limitation Tenant’s indemnity obligations hereunder. Neither shall (A) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (B) the failure of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant’s indemnity obligations under this Article 8 or any other provision of this Lease. With respect to insurance coverages, except worker’s compensation, maintained hereunder by Tenant and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by Tenant shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by Landlord shall be excess, and Tenant shall have its insurance policies so endorsed. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies. Tenant shall increase the amounts of insurance or the insurance coverages as Landlord may reasonably request from time to time, but not in excess of the requirements of prudent landlords or lenders for similar tenants occupying similar premises in the New York metropolitan area.

C.       Tenant’s occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant’s obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, such shall not constitute a waiver of Tenant’s obligations to provide the proper insurance

D.       Throughout the Lease Term, Landlord agrees to maintain (i) fire and extended coverage insurance, and, at Landlord’s option, earthquake damage coverage, terrorism coverage, wind and hurricane coverage, and such additional property insurance coverage as Landlord deems appropriate, on the insurable portions of Building in an amount not less than the fair replacement value thereof, subject to reasonable deductibles (ii) boiler and machinery insurance amounts and with deductibles that would be considered standard for similar class office building in the metropolitan area in which the Premises is located, and (iii) commercial general liability insurance with a combined single limit coverage of at least $1,000,000.00 per occurrence. All such insurance shall be obtained from insurers Landlord reasonably believes to be financially responsible in light of the risks being insured. The premiums for any such insurance shall be a part of Operating Expenses.

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E.       If, by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of fire, boiler, sprinkler, water damage or other insurance (with extended coverage) on the Building or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord and the other tenants in the Building for that part of the fire, boiler, sprinkler, water damage or other insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant and Tenant shall make the reimbursement on the first day of the month following such payment by Landlord. If Tenant shall fail to make such reimbursement when billed for the same, Landlord may treat the same as a default in the payment of rental and shall also be entitled to interest on the unpaid sum at the then Default Rate until such sum shall be fully paid to Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make up” of rates for the Building or Premises issued by the New York Fire Insurance Exchange or other body making fire insurance rates for the Premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said Building or Premises.

Section 8.02 Mutual Waivers of Recovery. Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building, shall contain, in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord’s policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. Tenant agrees to indemnify, protect, defend and hold harmless each and all of the Landlord Parties from and against any claim, suit or cause of action asserted or brought by Tenant’s insurers for, on behalf of, or in the name of Tenant, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT.

Section 8.03   Business Interruption. Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant’s use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD.

Section 8.04  Adjustment of Claims. Tenant shall cooperate with Landlord and Landlord’s insurers in the adjustment of any insurance claim pertaining to the Building or Landlord’s use thereof.

Section 8.05   Increase in Landlord’s Insurance Costs. Tenant agrees to pay to Landlord any increase in premiums for Landlord’s insurance policies primarily and directly resulting from Tenant’s use or occupancy of the Premises.

Section 8.06 Failure to Maintain Insurance. Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease shall constitute an event of default hereunder, and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Article 17, and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant’s insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject.

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ARTICLE 9

Compliance with Laws/Environmental Compliance

Section 9.01 A. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority, and Tenant, at its expense, shall comply with all laws and requirements of public authorities which shall, with respect to the Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Premises, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, other than by Landlord's performance of any work for or on behalf of Tenant, or (iv) breach of any of Tenant's obligations hereunder. However, Tenant shall not be so required to make any structural or other substantial change in the Premises unless the requirement arises from a cause or condition referred to in clause (ii), (iii) or (iv) above. Furthermore, Tenant need not comply with any such law or requirement of public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Premises, in accordance with Section 9.02. Landlord, at its expense, shall comply with all other such laws and requirements of public authorities as shall affect the Premises, but may similarly contest the same subject to conditions reciprocal to Subsections (a), (b) and (d) of Section 9.02.

B. If in any Escalation Year, all or any portion of which shall be within the Term, Landlord shall incur any expenditure in respect of the Real Property for capital improvements or capital equipment by reason of Legal Requirements or Insurance Requirements or which under generally accepted real estate practice would be expensed or regarded as deferred expenses, Tenant shall reimburse Landlord, on demand, for Tenant's Proportionate Share of the annual amortization (reasonably determined by Landlord on a straight-line basis over an appropriate period not to exceed 10 years, with interest calculated at an annual rate of 1% above the prime rate at the time of Landlord's having made such expenditures) of such expenditures; provided, however, that in the event Landlord receives an exemption or abatement of Taxes by reason of any such capital improvement or capital equipment (other than an exemption, abatement or credit which is the result of the application of Section 38 of the Internal Revenue Code, as amended, or any similar provision of Federal or New York law), the cost of such capital improvement or capital equipment shall be reduced by the amount of such exemption or abatement.

Section 9.02 Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings, provided that:

(a)      Landlord shall not be subject to criminal penalty or to prosecution for a crime nor shall the Premises or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest;

(b)      Tenant shall defend, indemnify and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including reasonable attorney's fees and other expenses reasonably incurred by Landlord;

(c)      Such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such non-compliance or contest on condition of such taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and

(d)      Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of Subsection (a) above thereto, Landlord shall be deemed subject to prosecution for a crime within the meaning of said Subsection, if Landlord, or any officer of Landlord individually, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or such officer (as the case may be) is required to plead or answer thereto.

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Section 9.03   A. Tenant shall comply with all federal, state and local environmental protection and regulatory laws applicable to the Premises.

Tenant shall not use, generate, manufacture, store or dispose of any hazardous substance on, under or about the Premises or the Building nor transport any hazardous substance thereto. Tenant shall immediately advise the Landlord, in writing of any and all enforcement, clean-up, remediation, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable laws relating to any hazardous substances; and all claims made or threatened by any person (including a governmental authority) against the Premises, Tenant or Landlord relating to any damage, injury, costs, remedial action or cost recovery compensation arising out of or due to the existence of any hazardous substance in or about the Premises or the Building.

   B. Tenant shall defend, indemnify and hold Landlord harmless from and against all actions, causes of action, claims, lawsuits, administrative proceedings, hearings, judgments, awards, fines, penalties, costs (including legal, engineers', experts', investigatory and consulting fees), damages, remediation activities and clean-up costs, liens, and all other liabilities incurred by Landlord whenever incurred, arising out of any Tenant's act or failure to act directly resulting in (i) the existence or presence (or alleged existence or presence) on or about the Building of any hazardous substance or the release of any hazardous substance into the environment; (ii) any personal injury or property damage resulting from any hazardous substance in or about the Building; (iii) the violation of any federal, state or municipal environmental protection or regulatory law; or (iv) the commencement or prosecution by any governmental authority or private person or entity of any judicial or administrative procedure arising out of any claims under any federal, state or municipal environmental protection or regulatory law or common law cause of action in which Landlord is named a party or in which it may intervene. The obligations of Tenant under this paragraph B shall survive the expiration or earlier termination of the term hereof.

“Hazardous substance” means any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., as any of the foregoing may be amended or superseded; oil; petroleum product, derivative, compound or mixture; mineral, including asbestos; chemical; gas; medical waste; polychlorinated biphenyls (pcb's); methane; radon; radioactive material; volatile hydrocarbons; or other material, whether naturally occurring, man-made or the by-product of any process, which is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety; or any other substance the existence of which on or at any property would be the basis for a claim for damages, clean-up costs or remediation costs, fine, penalty or lien under any federal, state or municipal environmental protection or regulatory law or applicable common law.

ARTICLE 10

Improvements; Tenant's Property

Section 10.01 Upon and subject to the terms of this Article, Tenant, at any time and from time to time during the Term, at its sole cost and expense, may make Improvements in and to the Premises, excluding structural changes, provided:

(a) The Improvements will not result in a violation of or require a change in any certificate of occupancy applicable to the Premises or to the Building;

(b) The outside appearance, usefulness or rentability of the Building or any part thereof shall not be affected in any way;

(c) No part of the Building outside of the Premises shall be physically affected;

(d) The proper or economical functioning of the Building Equipment shall not be adversely affected;

(e) In performing the work involved in making such Improvements, Tenant shall be bound by and observe all of the terms of this Article;

(f) Tenant shall not use the elevators during business hours on business days for haulage or removal of materials or debris;

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(g) Before proceeding with any Improvements, Tenant shall submit to Landlord plans and specifications and all changes and revisions thereto, for the work to be done for Landlord's approval and Tenant shall, upon demand of Landlord, pay to Landlord the reasonable professional fees incurred by Landlord for the review of such plans and specifications and all changes and revisions thereto by its architect, engineer and other consultants. Landlord may as a condition of its approval require Tenant to make revisions in and to the plans and specifications and to post a bond or other security reasonably satisfactory to Landlord to insure the completion of such change;

(h) Tenant shall not be permitted to install and make part of the Premises any materials, fixtures or articles which are subject to liens, conditional sales contracts, chattel mortgages or security interests (as such term is defined in the Uniform Commercial Code as in effect in New York at the time of the making of the Improvement);

(i) No Improvements estimated to cost more than $50,000 (as estimated by Landlord's architect or licensed professional engineer or general contractor) shall be undertaken (i) except under the supervision of a licensed architect or licensed professional engineer reasonably satisfactory to Landlord, (ii) except after at least 30 days' prior notice to Landlord and (iii) prior to Tenant delivering to Landlord either (y) a performance bond and a labor and materials payment bond (issued by a surety company satisfactory to Landlord and licensed to do business in New York State) or (z) such other security as shall be satisfactory to Landlord;

(j) The sprinkler system design is not thereby modified, altered or changed;

(k) Tenant shall not (i) attach or affix any screws or fasteners to the exterior curtainwall of the Building or (ii) install, without the written consent of Landlord, any materials that will come in contact with the exterior curtainwall of the Building; and

(l) Upon termination of this Lease, Tenant shall, on Landlord's request, restore the Premises to their condition prior to the making of any Improvements by Tenant, reasonable wear and tear and damage insured by casualty excepted.

Section 10.02 All Improvements shall at all times comply with all Legal Requirements and Insurance Requirements and all Rules and Regulations (including any Landlord may adopt with respect to the making of Improvements) and shall be made at such times and in such manner as Landlord may from time to time reasonably designate. Tenant, at its expense, shall (a) obtain all necessary municipal and other governmental permits, authorizations, approvals and certificates for the commencement and prosecution of such improvements and for final approval thereof upon completion, (b) deliver copies thereof to Landlord and (c) cause all Improvements to be performed in a good and first-class workmanlike manner, using materials and equipment at least equal in quality to the original installations of the Building or the then standards for the Building established by Landlord. Improvements shall be promptly commenced and completed and shall be performed in such manner so as not to interfere with the occupancy of any other tenant nor delay or impose any additional expense upon Landlord in the construction, maintenance, cleaning, repair, safety, management, security or operation of the Building or the Building Equipment; and if any such additional expense shall be incurred by Landlord as a result of Tenant's performance of any Improvements, Tenant shall pay such additional expense as Additional Rent upon demand. Tenant shall furnish Landlord with satisfactory evidence that the insurance required during the performance of the Improvements pursuant to Article 8 is in effect at or before the commencement of the Improvements and, on request, at reasonable intervals thereafter. No Improvements shall involve the removal of any fixtures, equipment or other property in the Premises which are not Tenant's Property without Landlord's prior consent and unless they shall be promptly replaced, at Tenant's expense and free of superior title, liens, security interests and claims, with fixtures, equipment or other property, as the case may be, of like utility and at least equal value, unless Landlord shall otherwise consent. In addition to the foregoing, all Improvements shall be performed in compliance with all applicable provisions of this Lease, all building regulations and with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act of 1990, as amended, New York City Local Law No. 5/73 and New York City Local Law No. 58/87 and similar present or future laws, and regulations issued pursuant thereto, and also New York City Local Law No. 76 and similar present or future laws, and regulations issued pursuant thereto, on abatement, storage, transportation and disposal of asbestos, which work, if required, shall be effected at Tenant's sole cost and expense, by contractors and consultants approved by Landlord and in strict compliance with the aforesaid rules and regulations and with Landlord's rules and regulations thereon. Within thirty (30) days after final completion of any Improvement, Tenant shall deliver to the Landlord final record drawings of the Improvement including, as may be pertinent to the work performed, a reflected ceiling plan, mechanical and electrical drawings, partition plan and any other drawings which may be required to indicate accurately the layout and systems of the Premises. Tenant shall require its architect to load and maintain such record plans on a CADD system.

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Section 10.03 Tenant, at its expense, shall promptly procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Improvements which shall be issued by any public authority having or asserting jurisdiction.

Section 10.04 Tenant shall promptly pay the cost of all Improvements. Tenant hereby indemnifies Landlord against liability for any and all mechanic's and other liens filed in connection with any Improvements or repairs. Tenant, at its expense, shall procure the discharge of all such liens within 10 days after the filing of any such lien against the Premises or the Real Property. If Tenant shall fail to cause any such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by deposit or bonding proceedings, and in any such event Landlord shall be entitled, if it elects, to compel the prosecution of an action for the foreclosure of such lien and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith, shall constitute Additional Rent and shall be paid by Tenant to Landlord on demand.

Section 10.05 Only contractors reasonably approved by Landlord shall be permitted to act as a contractor for any work to be performed in accordance with this Article.

Section 10.06 Tenant agrees that it will not at any time prior to or during the Term, either directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the Premises, if the use of such contractor, mechanic or laborer or such materials would, in Landlord's reasonable opinion, create any difficulty, strike or jurisdictional dispute with other contractors, mechanics or laborers engaged by Tenant or Landlord or others, or would in any way disturb the construction, maintenance, cleaning, repair, management, security or operation of the Building or any part thereof. In the event of any interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers, or all materials causing such interference, difficulty or conflict, to leave or be removed from the Building immediately.

Section 10.07 All fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Term (collectively "Fixtures"), whether or not at the expense of Tenant, shall be surrendered to Landlord upon the termination of this Lease except as otherwise expressly provided in this Lease; provided, however, that any Fixtures attached to, or built into, the Premises at the expense of Tenant shall be and remain the property of Tenant during the Term and any Fixtures attached to, or built into, the Premises at the expense of Landlord shall be and remain the property of Landlord during the Term. The Fixtures shall include all electrical, plumbing, heating and sprinkling equipment, fixtures, outlets, venetian blinds, partitions, railways, gates, doors, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, and all fixtures, equipment, improvements and appurtenances of a similar nature or purpose whether or not attached to or built into the Premises.

Section 10.08 No approval of plans or specifications by Landlord or consent by Landlord allowing Tenant to make Improvements in the Premises shall in any way be deemed to be an agreement by Landlord that the contemplated Improvements comply with any Legal Requirements or Insurance Requirements or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant with any of the terms of this Lease. Notice is hereby given that neither Landlord, Landlord's agents, the Superior Lessor, the Superior Mortgagee nor the Fee Mortgagee shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord or the Superior Lessor, Superior Mortgagee or Fee Mortgagee in and to the Premises or the Real Property.

ARTICLE 11

Repairs

Section 11.01 Tenant, at its sole cost and expense, shall take good care of the Premises and Building Equipment therein and Tenant's Property and the Fixtures. Tenant, at its sole cost and expense, shall make and be responsible for all repairs, interior or exterior, structural and otherwise, ordinary or extraordinary as and when needed to preserve the Premises and the Building Equipment therein and Tenant's Property and the Fixtures in good working order and condition, the need for which arises primarily and directly out of (a) the installation, use, existence or operation of Improvements, Tenant's Property or Fixtures, (b) the moving of Tenant's Property or Fixtures in or out of the Building or the Premises, (c) the acts, omissions, negligence or misuse of Tenant or any of its subtenants or any of its or their employees, agents, contractors, Licensees or invitees or their use or occupancy or manner of use or occupancy of the Premises otherwise than in accordance with the terms of this Lease (except fire or other casualty caused by Tenant's negligence, if the fire or other casualty insurance policies insuring Landlord are not invalidated and the rights of Landlord are not adversely affected by this provision) or (d) pursuant to the provisions of Section 9.01A, provided, however, that Landlord, at its option, may make any of the foregoing repairs (other than repairs to Tenant's Property) and in such event, Tenant shall pay to Landlord the cost thereof, as Additional Rent, on demand. In no event shall Tenant be required to make, be responsible for or pay for any repairs which are required as a result of the acts, omissions, negligence or willful misconduct of Landlord, its agents, other tenants, contractors or employees. Tenant, at its sole cost and expense, shall promptly replace scratched, damaged or broken doors and glass in and about the Premises and shall be responsible for all repairs and maintenance of wall and floor coverings in the Premises. Tenant shall promptly make, at its sole cost and expense, all repairs in or to the Premises for which it is primarily and directly responsible. If the Premises shall include any space on any ground, street, mezzanine or basement floor in the Building, Tenant, at its sole cost and expense, shall make all necessary repairs to all windows and other glass in, on or about such space and put, keep and maintain all portions of the Premises and any sidewalks, curbs, entranceways, passageways and vaults adjoining and/or appurtenant to the Premises in clean and orderly condition, free of dirt, rubbish, snow, ice and other accumulations and unlawful obstructions. All repairs made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed in conformity with the provisions of Article 10, and shall be at least equal in quality and class to the original work or installation or the then standards for the Building established by Landlord.

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Section 11.02 Landlord shall operate the Building as a first-class office building with retail stores. Landlord shall, at its expense, make or cause to be made all necessary repairs to keep the Building in good order and repair excluding, however, (a) repairs of Tenant's Property or Improvements not occasioned by Landlord's acts, omissions, negligence or willful misconduct and (b) repairs which Tenant is obligated to make pursuant to Section 11.01 and the other terms of this Lease. Landlord shall, at Tenant's sole cost and expense, perform all maintenance and make all necessary repairs to the air conditioning equipment and any security systems or devices which may be installed in the Premises by Landlord, Tenant or others, except the building standard air conditioning system which (except as otherwise provided in Section 11.01) shall be maintained and repaired at Landlord's sole cost and expense. Nothing contained in this Section shall require Landlord to paint the Premises. No liability of Landlord to Tenant shall, however, accrue under this Section unless and until Tenant has given notice to Landlord of the specific repair required to be made, or of the failure properly to furnish any service.

Section 11.03 Tenant recognizes and acknowledges that the operation of the Building Equipment may cause vibration, noise, heat or cold which may be transmitted throughout the Premises. Landlord shall have no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is prevalent in the Building.

ARTICLE 12

Heating, Ventilation and Air Conditioning

Section 12.01 Landlord, at Landlord's expense (except as may be set forth in Article 13), shall furnish and distribute to the Premises, through the Building heating, ventilating and air conditioning systems, heat, ventilating and air conditioning, as may be required for reasonably comfortable occupancy of the Premises from 8:00 A.M. to 6:00 P.M. ("business hours") on business days. Business days as used in this Lease shall mean all days except Saturdays, Sundays and the days observed by the Federal or the New York State or City governments as legal holidays and such other days as shall be designated as holidays by the applicable operating engineers union or building service employees union contract. Landlord and Tenant further agree to operate the heating, ventilating and air conditioning equipment in accordance with their design criteria unless a recognized energy or water conservation program, guidelines, regulations or recommendations promulgated by any Federal, State, City or other governmental or quasi-governmental bureau, board, department, agency, office, commission or other subdivision thereof or the American Society of Heating, Refrigeration and Air-Conditioning Engineers, Inc. or any successor thereto or other organization serving a similar function shall provide for any reduction in operations below said criteria in which case such equipment shall be operated so as to provide reduced service in accordance with such program, guidelines, regulations or recommendations.

Section 12.02 If Tenant shall require heating, ventilating or air conditioning service at any time other than during business hours on business days ("after hours"), Landlord shall furnish the same upon advance notice from Tenant given prior to 2:00 P.M. on the last business day to occur prior to such non-business day, and Tenant shall pay Landlord's then established charges therefor as Additional Rent on demand.

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Section 12.03 Tenant acknowledges that the Building has windows capable of being opened. However, Tenant covenants that no one shall open said windows, nor shall Tenant permit the opening of said windows at any time by anyone for any reason, except in full compliance with the provisions of Section 37.01 of this Lease. As a result of the foregoing, Tenant acknowledges that the Premises may become uninhabitable during hours or days when Landlord is not required to furnish heat, ventilation or air conditioning pursuant to this Article 12. Any use or occupancy of the Premises during such hours or days when Landlord is not so required to furnish heating, ventilating or air conditioning shall be at the sole risk, responsibility and hazard of Tenant. Landlord shall have no liability to Tenant with respect to such condition of the Premises. In addition, Landlord shall not be responsible if the normal operation of the Building heating or ventilating system or the air conditioning system serving the Premises shall fail to provide such service in accordance with the requirements of this Lease in any portions of the Premises (a) which shall have an electrical load in excess of 3-1/2 watts per square foot of usable area for all purposes (including lighting and power), or which shall have a human occupancy factor in excess of one person per 100 square feet of usable area, or (b) because of any rearrangement of partitioning or other improvements. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the heating, ventilating and air conditioning systems.

ARTICLE 13

Electricity

Section 13.01 Landlord has installed in the Building and the Premises such electrical risers, feeders and wiring as shall be necessary to permit Tenant to receive electrical energy for (a) Tenant's reasonable use of normal office equipment and such lighting, electrical appliances and other machines and equipment as Landlord may reasonably permit to be installed in the Premises and (b) the operation of the heating, ventilating and air conditioning system serving the Premises. Landlord has installed, at Landlord's expense, a meter for the purpose of measuring electrical consumption on the fifteenth (15th) floor of the Building ("Tenant's Floor"). Landlord shall maintain, service, repair and, if necessary, replace such meter. Tenant, upon demand by Landlord, shall pay to Landlord, as Additional Rent, an amount equal to 25.92% of the costs incurred by Landlord in connection with such maintenance, service, repair and replacement. Following the Commencement Date, Landlord shall have the right to cause an electrical engineer or a utility consultant selected by Landlord to make a survey of Tenant's connected power load and the connected power load of that portion of the rentable area of the Tenant's Floor not included within the Premises. Landlord, at Landlord's option, shall have the right, at any time and from time to time during the Term, to cause similar surveys to be made. The term "Tenant's Share" shall mean 25.92% or that percentage equal to Tenant's percentage of the aggregate of the connected power load for the entire rentable area of the Tenant's Floor as determined from time to time pursuant hereto, plus 5% of Tenant’s Share for Landlord administrative and overhead charges. The findings of Landlord's engineer or consultant shall be binding on Landlord and Tenant, subject to adjustment as hereinafter provided. Promptly after receipt by Landlord of a bill from the public utility company furnishing electrical energy to the Tenant's Floor, Landlord shall furnish to Tenant a copy thereof together with a request for payment to Landlord by Tenant of Tenant's Share of such bill. Tenant shall promptly pay to Landlord, as Additional Rent, Tenant's Share of such bill. In the event Tenant shall dispute any findings of the engineer or consultant designated by Landlord, Tenant may, within thirty (30) days of receiving notice of such findings, designate by notice to Landlord an independent electrical engineer or utility consultant to make, at Tenant's sole cost and expense, another determination of Tenant's connected power load. If the engineer or consultant selected by Tenant shall determine that Tenant's connected power load is less than as determined by Landlord's engineer or consultant and the two are unable to adjust such difference within twenty (20) days after the determination made by Tenant's engineer or consultant is delivered to Landlord, the dispute shall be resolved by arbitration in accordance with Article 28. Pending a final determination pursuant to such arbitration, however, Tenant shall pay Landlord for such electrical energy based on the determination of Landlord's engineer or consultant' and, if it is determined that Tenant has overpaid, Landlord shall reimburse Tenant for any overpayment at the conclusion of such arbitration. In any such arbitration, the arbitrator to be appointed shall be an electrical engineer having at least five (5) years' experience in similar matters in New York City. Landlord will permit electrical risers, feeders and wiring in the Building serving the Premises to be used by Tenant to the extent that they are available, suitable, safe and within the plan and design capacities for the Building.

Section 13.02 Tenant shall not, without the prior consent of Landlord, make or perform or permit any alteration to wiring installations or other electrical facilities in or serving the Premises or any additions to the electrical fixtures, business machines or office equipment or appliances (other than typewriters and similar low energy consuming office machines) in the Premises which utilize electrical energy. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within 10 days after being billed therefor, provided that Landlord shall not be obligated to consent to any such alteration or installation if, in Landlord's judgment, the same or will cause permanent damage or injury to the Building or the Premises or will cause or create a hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants. Rigid conduit only will be allowed or such other wiring or conduit which will not violate any applicable Legal Requirements.

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Section 13.03 Landlord shall have no liability to Tenant for any loss, damage or expense which Tenant may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the electrical energy furnished to the Premises or if the quantity or character of the electrical energy is no longer available or suitable for Tenant's requirements except for any actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by Landlord's negligence, and then only after actual notice as provided in Section 11.02.

Section 13.04 Landlord shall furnish and install all lighting, tubes, lamps, starters, bulbs and ballasts required in the Premises and Tenant shall pay to Landlord or its designated contractor the then established charges therefor as Additional Rent on demand, except that any such items installed at the commencement of the Term for building standard fixtures shall be at Landlord's sole cost and expense.

Section 13.05 If pursuant to a Legal Requirement or the policies of the public utility company servicing the Building, Tenant is no longer permitted to obtain electrical energy in the manner provided in Section 13.01, Landlord will furnish electrical energy to the Premises either, at Landlord's option, on a submetering basis or a rent inclusion basis. Landlord shall give Tenant notice at least 30 days prior to the date on which Landlord shall commence furnishing electrical energy to the Premises (unless such notice is not feasible under the circumstances, in which event Landlord will give Tenant such reasonable notice as is possible), which notice will set forth the method chosen by Landlord for furnishing electrical energy to the Premises and the terms on which Landlord will so furnish electrical energy.

ARTICLE 14

Cleaning and Other Services

Section 14.01 A. Provided this Lease is then in full force and effect, without any defaults by Tenant hereunder Landlord, at its expense, shall cause the Premises, including the windows thereof (subject to Tenant maintaining unrestricted access to such windows), but excluding any portions of the Premises used for the storage, preparation, service or consumption of food or beverages, to be cleaned, substantially in accordance with the standard set forth in Exhibit D. Tenant shall pay to Landlord as Additional Rent on demand Landlord's charges for (a) cleaning work in the Premises or the Building required because of (i) misuse or neglect on the part of Tenant or its agents, employees, contractors, licensees or invitees, (ii) use of portions of the Premises for the storage, preparation, or consumption of food or beverages, reproduction, data processing or computer operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) interior glass surfaces, (iv) non-Building Standard materials or finishes installed by Tenant or at its request, (v) increases in frequency or scope in any of the items set forth in Exhibit Das shall have been requested by Tenant, and (b) removal from the Premises and the Building of (i) so much refuse and rubbish of Tenant as shall exceed that normally accumulated in the daily routine of ordinary business office occupancy, and (ii) all of the refuse and rubbish of Tenant's machines and of any eating facilities requiring special handling and (c) material additional cleaning work in the Premises or the Building required because of the use of the Premises by Tenant after hours. Landlord and its cleaning contractor and their employees shall have access to the Premises at all times except between 8:00 A.M. and 5:30 P.M. on business days and, to the extent that it will not unreasonably interfere with the operation of Tenant's business, during business hours. Landlord and its cleaning contractor and their employees shall have the use of the Tenant's light, power and water in the Premises, without charge therefor, as may be reasonably required for the purpose of cleaning the Premises. If Tenant is permitted hereunder to and does have a separate area for the storage, preparation, service or consumption of food or beverages in the Premises, Tenant, at its sole cost and expense, shall cause all portions of the Premises so used to be cleaned periodically in a manner reasonably satisfactory to Landlord and to be exterminated regularly and, in addition, whenever there shall be evidence of any infestation.

  B. The cleaning services to be furnished by Landlord pursuant to this Section may be furnished by a contractor or contractors employed by Landlord and Tenant agrees that Landlord shall not be deemed in default of any of its obligations under this Section unless such default shall continue for an unreasonable period of time after notice from Tenant to Landlord setting forth the specific nature of such default.

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Section 14.02 Landlord, at Landlord's expense, shall furnish necessary elevator service on business days during business hours and shall have an elevator subject to call at all other times. Landlord shall not be required to furnish any operator service for automatic elevators. If Landlord shall, at any time, elect to furnish operator service for any automatic elevators, Landlord shall have the right to discontinue furnishing such service. In the event Tenant shall require the use of the Building's elevators for purposes not otherwise supplied by Landlord or after hours, Landlord shall provide a service elevator or passenger elevator, as the case may be, for the use of Tenant, provided that Tenant gives Landlord reasonable notice of the time and use of such elevators to be made by Tenant and Tenant pays Landlord's usual and reasonable charges for the use thereof as Additional Rent on demand, including, without limitation, any expense for operator service for such elevator which Landlord may deem necessary in connection with Tenant's use of such elevator. Landlord shall have the right to change the operation or manner of operating any of the elevators in the Building and shall have the right to discontinue, temporarily or permanently, the use of any one or more cars in any of the banks provided reasonable elevator service is provided to the Premises.

Section 14.03 Landlord shall supply reasonably adequate quantities of hot and cold water to a point or points in the Premises for ordinary lavatory, cleaning and drinking purposes. If Tenant requires, uses or consumes water for any other purpose, Landlord may install a water meter and measure Tenant's consumption of water for all purposes. Tenant shall pay Landlord the cost of any such meter and its installation and the cost of keeping such meter and any such installation equipment in good working order and repair as Additional Rent on demand. Tenant agrees to pay for water consumed as shown on said meter and all sewer and any other rent, tax, levy or charge based thereon which now or hereafter is assessed, imposed or a lien upon the Premises or the Building, as and when bills are rendered.

Section 14.04 Landlord reserves the right to stop, interrupt or reduce service of the heating, ventilating or air conditioning systems, elevator, electrical energy, or plumbing or any other service or systems, because of Force Majeure, Legal Requirements or Insurance Requirements or for repairs or improvements, which, in the judgment of Landlord, are desirable or necessary. Landlord shall have no liability to Tenant for failure to supply any such service or system during such period. Landlord agrees, however, to use its reasonable efforts so that any such repairs, alterations and improvements shall be made with a minimum amount of inconvenience to Tenant and that Landlord will diligently proceed therewith to completion, subject to Force Majeure.

Section 14.05 Tenant, its employees, or invitees may bring food or beverages into the Building for consumption within the Premises solely by Tenant, its employees or invitees. In all events, all food and beverages shall be carried into the Building in closed containers.

Section 14.06 In the event Landlord supplies Tenant with condenser water for use in any Tenant air conditioning system, Tenant shall pay Landlord for such condenser water at Landlord’s standard charges for supplying the same.

ARTICLE 15

Damage to or Destruction of the Premises

Section 15.01 If the Premises or any part thereof shall be damaged or rendered Untenantable by fire or other insured casualty and Tenant gives prompt notice thereof to Landlord and this Lease is not terminated pursuant to any provision of this Article, Landlord shall proceed, with reasonable diligence after the collection of the insurance proceeds attributable to such damage, to repair or cause to be repaired such damage to the Basic Construction of the Building. All other repairs required by reason of such casualty shall be performed by Tenant, at its sole cost and expense, promptly and with due diligence. Except as provided in Section 15.07, the rent shall be equitably abated to the extent that the Premises shall have been rendered Untenantable, such abatement to be from the date of such damage to the date the Premises shall no longer be Untenantable; provided, however, should Tenant reoccupy a portion of the Premises during the period the repair work is taking place and prior to the date the Premises are no longer Untenantable, the rent allocable to such reoccupied portion, based upon the proportion which the reoccupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy.

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Section 15.02 If the Premises shall be totally damaged or rendered wholly Untenantable by fire or other casualty, and Landlord has not terminated this Lease pursuant to Section 15.03 and Landlord has not completed the making of the required repairs to the Premises and access thereto within 9 months from the date of such damage or destruction and such additional time after such date (but in no event to exceed 3 months), as shall equal the aggregate period Landlord may have been delayed in doing so by Force Majeure or adjustment of insurance, Tenant, within 30 days after the date on which Landlord is required to complete the repairs pursuant to this Section, may serve notice on Landlord of its intention to terminate this Lease, and if within said 30 day period, Landlord shall not have substantially completed the making of the required repairs, this Lease shall terminate on the expiration of such 30 day period as if such termination date were the Expiration Date without prejudice, however, to Landlord's or Tenant’s other rights and remedies under the terms of this Lease.

Section 15.03 If the Premises shall be totally destroyed or rendered wholly Untenantable by fire or other casualty or if the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), then in any such event Landlord may, at its option, terminate this Lease, by giving Tenant 30 days' notice of such termination, within 120 days after the date of such fire or other casualty. In the event that such notice of termination shall be given, this Lease shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same affect as if that date were the Expiration Date without prejudice, however, to Landlord's or Tenant’s rights and remedies under the terms of this Lease. If, at any time prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repair pursuant to Section 15.01, there shall be a Successor Landlord, such Successor Landlord shall have a further period of 60 days from the date of so taking possession to terminate this Lease by 30 days' notice to Tenant and in the event that such a notice of termination shall be given, this Lease shall terminate as of the date provided in such 30 day notice of termination (whether or not the Term shall have commenced) with the same effect as if that date were the Expiration Date without prejudice, however, to Landlord's (or Successor Landlord's) or Tenant’s rights and remedies under the terms of this Lease.

Section 15.04 Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from any such damage by fire or other casualty or the repair thereof, except to the extent such fire or other casualty was caused by Landlord’s negligence or willful misconduct. Landlord shall not be obligated to carry insurance of any kind on Tenant's Property or any improvements made at Tenant's sole cost and expense, and Landlord shall not be obligated to repair any damage thereto or replace the same, except to the extent such fire or other casualty was caused by Landlord’s negligence or willful misconduct.

Section 15.05 Except as expressly provided in Article 8, nothing herein contained shall relieve Tenant from any liability to Landlord or to its insurers in connection with any damage to the Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

Section 15.06 This Article shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of such express agreement, and any other law of like import now or hereafter enacted, shall have no application in such case.

Section 15.07 Notwithstanding any of the foregoing provisions of this Article, if, by reason of some action or inaction on the part of Tenant or any of its employees, agents, licensees or contractors, either (a) Landlord or the Superior Lessor, the Superior Mortgagee or the Fee Mortgagee shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Premises or the Building by fire or other casualty or (b) the Premises or the Building shall be damaged or destroyed or rendered completely or partially Untenantable on account of fire or other casualty then, without prejudice to any other remedy which may be available against Tenant, the abatement of rent provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds.

ARTICLE 16

Eminent Domain

Section 16.01 If the whole or any substantial part of the Premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of the Lease and assigns to Landlord, Tenant's entire interest in any such award. If less than a substantial part of the Premises is condemned, this Lease shall not terminate, but Rent shall abate in proportion to the portion of the Premises condemned.

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ARTICLE 17

Conditions of Limitation

Section 17.01 To the extent permitted by applicable law this Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, provided that any such case is not dismissed, discharged or denied within one hundred twenty (120) days of the filing thereof, then, Landlord, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for ninety (90) days Landlord may give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

Section 17.02 This Lease and the Term and estate hereby granted are subject to the limitations that:

 (a) if Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any Additional Rent, and such default shall continue for a period of 5 business days after notice by Landlord to Tenant of such default; or

 (b) if Tenant shall default in the performance of any term of this Lease on Tenant's part to be performed (other than the payment of Fixed Rent and Additional Rent) and Tenant shall fail to remedy such default within 30 days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of 30 days if Tenant shall not (x) promptly upon the giving by Landlord of such notice, advise Landlord of Tenant's intention to institute all steps necessary to remedy such situation, (y) promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, and (z) complete such remedy within a reasonable time after the date of the giving of said notice by Landlord; and in any event prior to such time as would either (i) subject Landlord, Landlord's agents, the Superior Lessor, the Superior Mortgagee or the Fee Mortgagee to prosecution for a crime or (ii) cause a default under the Superior Lease or the Superior Mortgage; or

 (c) if any financial statement or other financial information furnished by Tenant or Guarantor pursuant to the provisions of this Lease or at the request of Landlord (including credit bureau reports or statements) shall evidence or disclose either net worth or net assets of Tenant or Guarantor at least 50% less than the net worth or net assets, as the case may be, shown in either the immediately prior financial statement or in the financial statement furnished at the time of execution of this Lease of Tenant or Guarantor, as the case may be, and Tenant fails to furnish to Landlord promptly after notice from Landlord to Tenant requesting it, an additional security deposit in cash (or other security acceptable to Landlord in its sole discretion) equivalent to the aggregate of the Fixed Rent and Additional Rent payable hereunder for the 3 full calendar months immediately preceding such notice, which security shall be held by Landlord pursuant to the terms of Article 36 until Tenant or Guarantor, as the case may be, shall furnish 2 succeeding annual financial statements to Landlord evidencing increases of not less than 25% over each prior statement of Tenant and Guarantor, as the case may be, in both net worth and net assets; or

 (d) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person other than Tenant except as is expressly permitted under Article 22; or

 (e) if the Premises shall become abandoned (unless as a result of a casualty); or

 (f) if Tenant shall default in the performance of any term, covenant, agreement or condition on Tenant's part to be observed or performed under any other lease with Landlord of space in the Building and such default shall continue beyond the grace period, if any, set forth in such other lease for the remedying of such default, then in any of said events Landlord may give to Tenant notice of intention to terminate this Lease to end the Term and the estate hereby granted at the expiration of 5 days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the Term and estate hereby granted (whether or not the Term shall have commenced) shall terminate upon the expiration of said 5 days with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

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Section 17.03 If the notice provided for in Section 17.01 shall have been given and this Lease shall be terminated or if the Premises shall be or become abandoned, then, in any such event, Landlord may without notice terminate all services.

ARTICLE 18

Re-Entry by Landlord; Remedies

Section 18.01 A. If Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any Additional Rent and such default shall continue for a period of 5 business days after notice from Landlord to Tenant of such default or if this Lease and the Term shall terminate as provided in Article 17:

 (a) Landlord and Landlord's agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall terminate, re-enter the Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages thereof), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of its or their property and effects from the Premises, without liability for damage thereto, to the end that Landlord may have, hold and enjoy the Premises and in no event shall reentry be deemed an acceptance of surrender of this Lease; and

 (b) Landlord, at its option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other terms and conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall use reasonable efforts, but shall have no absolute obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of such reletting, for reasonable refusal or failure to collect any rent upon any such reletting, and no such reasonable refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability. Landlord, at Landlord's option, may make such repairs, improvement, alterations, additions, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

B. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease, unless Landlord gives written notice to Tenant of such election. In the event Landlord relets the whole or any part or parts of the Premises pursuant to this Article 18 without terminating this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

Section 18.02 Intentionally Deleted.

Section 18.03 In the event of any breach by Tenant or any person claiming through or under Tenant of any of the terms of this Lease, Landlord shall be entitled to seek to enjoin such breach or threatened breach and shall have the right to invoke any right allowed at law or in equity, by statute or otherwise, as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

Section 18.04 If this Lease is terminated under the provisions of Article 17, or if Landlord shall re-enter the Premises, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

  (a)     a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of:

 (1) the aggregate of the Fixed Rent and the Additional Rent payable hereunder which would have been payable by Tenant (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this lease not so terminated or had Landlord not so re-entered the Premises for the same period; over

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 (2)      the aggregate rental value of the Premises for the same period; or

 (b)      sums equal to the Fixed Rent and the Additional Rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting.

If the Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon any reletting to a third party that is not, directly or indirectly, affiliated with or related to Landlord shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting.

Section 18.05 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 17, or under any provision of law, or had Landlord not re-entered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry on the Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 18.04.

Section 18.06 Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

Section 18.07 Each right of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of such rights shall not preclude the simultaneous or later exercise by Landlord of any or all other rights provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise.

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ARTICLE 19

Curing Tenant's Defaults; Fees and Expenses

Section 19.01 If Tenant shall default in the performance of any term of this Lease on Tenant's part to be performed, Landlord, without thereby waiving such default and without liability to Tenant in connection therewith, may, but shall not be obligated to, perform the same for the account and at the expense of Tenant, without notice in case of emergency and upon 5 days' prior notice in all other cases, Landlord may enter the Premises at any time to cure any default without any liability to Tenant. Bills for any expenses incurred by Landlord in connection with any such performances or involved in collecting or endeavoring to collect rent or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease or pursuant to law, including any cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, including reasonable attorneys' fees and disbursements, shall be paid by Tenant as Additional Rent on demand. In the event that Tenant is in arrears in payment of rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited and Landlord may apply any payments made by Tenant to any items Landlord sees fit, irrespective of and notwithstanding any designation or requests by Tenant as to the items against which any such payments shall be credited. Landlord reserves the right, without liability to Tenant to suspend furnishing to Tenant electrical energy and all or any other services (including heat, ventilation and air conditioning), whenever Landlord is obligated to furnish the same after hours or otherwise at Tenant's expense, in the event that (but only for so long as) Tenant is in arrears in paying Landlord therefor.

ARTICLE 20

Non-Liability and Indemnification

Section 20.01 Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any legal requirement of public authority, but shall exercise such control over the Premises to fully protect Landlord against any such liability. Tenant shall defend, indemnify and hold harmless Landlord, managing agent, other agents, officers, directors, shareholders, partners, principals, employees and tenants in common (whether disclosed or undisclosed) (hereinafter collectively referred to as the “Landlord Parties”) from and against any and all claims, demands, liability, losses, damages, costs and expenses (including reasonable attorneys’ fees and disbursements) arising primarily and directly from (a) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations hereunder beyond the cure period contained in a written notice; (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under or through Tenant; (c) any act, omission or negligence of Tenant or any of its subtenants, assignees or licensees or its or their partners, principals, directors, officers, agents, invitees, employees, guests, customers or contractors during the term hereof; (d) any accident, injury or damage occurring in or about the Premises during the term hereof; (e) the performance by Tenant of any alteration or improvement to the Premises including, without limitation, Tenant’s failure to obtain any permit, authorization or license or failure to pay in full any contractor, subcontractor or materialmen performing work on such alteration; (f)any mechanics lien filed, claimed or asserted in connection with any alteration or any other work, labor, services or materials done for or supplied to, or claimed to have been done for or supplied to, Tenant or any person claiming through or under Tenant and (g) any certification made by any architect or engineer retained by or on behalf of Tenant to any governmental authority (as well as any certification also executed or submitted by Landlord if prepared by Tenant) in connection with any alteration or improvement to the Premises, except to the extent that any such claims, demands, liability, losses, damages, costs or expenses in subsections (a) through (g) have resulted primarily and directly from any Landlord Parties’ acts, omissions, negligence, or willful misconduct. If any claim, action or proceeding is brought against any of the Landlord Parties for a matter covered by this indemnity, Tenant, upon notice from the indemnified person or entity, shall defend such claim, action or proceeding with counsel reasonably satisfactory to Landlord and the indemnified person or entity (Landlord hereby agreeing that counsel for Tenant’s insurance company is acceptable to Landlord). The provisions of this Article shall survive the expiration or sooner termination of this Lease.

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ARTICLE 21

Surrender

Section 21.01 On the Expiration Date or upon the sooner termination of this Lease or upon any reentry by Landlord upon the Premises, Tenant shall, at its sole cost and expense, quit, surrender, vacate and deliver the Premises to Landlord “broom clean” and in good order, condition and repair except for ordinary wear, tear and damage by fire or other insured casualty, together with all Improvements and Fixtures (except as otherwise provided for in this Lease). Tenant shall remove from the Real Property all of Tenant’s Property and all other personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Premises and the Real Property occasioned by such removal. Any Tenant’s property or other personal property which shall remain in the Premises after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such a manner as Landlord may see fit. If such Tenant’s Property or other personal property or any part thereof shall be sold, Landlord may receive and retain the proceeds of such sale as the property of Landlord. Any expense incurred by Landlord in removing or disposing of such Tenant’s Property or other personal property shall be reimbursed to Landlord by Tenant as Additional Rent on demand.

Section 21.02 If the Expiration Date or the date of sooner termination of this Lease shall fall on a day which is not a business day, then Tenant's obligations under Section 21.01 shall be performed on or prior to the immediately preceding business day.

Section 21.03 If the Premises are not surrendered upon the termination of this Lease, Tenant hereby indemnifies Landlord against liability primarily and directly resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay.

Section 21.04 In the event Tenant remains in possession of the Premises after the termination of this Lease without the execution of a new lease, Tenant, at the option of the Landlord, shall be deemed to be occupying the Premises as a tenant from month to month, at a monthly rental equal to two times the Fixed Rent and Additional Rent payable during the last month of the Term, subject to all of the other terms of this Lease insofar as the same are applicable to a month-to-month tenancy.

Section 21.05 Tenant's obligation under this Article shall survive the termination of this Lease.

ARTICLE 22

Assignment, Mortgaging and Subletting

Section 22.01 Tenant, for itself, its heirs, distributee, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, pledge, or otherwise encumber, all or any part of its interest in this Lease, sublet the Premises, in whole or in part, or suffer or permit the Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 22 shall be void.

Section 22.02 If Tenant shall, at any time or from time to time, desire to assign its interest in this Lease or to sublet the Premises, the Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting, which request shall be accompanied by the following information: (i) a true copy of the proposed instrument of assignment or sublease, the effective or commencement date of which shall be not less than 60 nor more than 180 days after the giving of such notice, and copies of all other agreements between the parties signed concurrently or in connection with such assignment or sublease; (ii) a statement setting forth in reasonable detail the name and address of the proposed assignee or subtenant, the nature of its business and the proposed uses of the Premises; and (iii) current financial information about the proposed assignee or subtenant and any guarantor of its obligations, including, without limitation, its most recent financial statement, and any other information Landlord may reasonably request with respect to the proposed assignee or subtenant. Landlord, by notice given to Tenant within sixty (60) days after receipt of Tenant's request for consent, may terminate this Lease on a date to be specified in said notice (the "Termination Date"), which date shall be not earlier than one (1) day before the effective date of the proposed assignment or subletting nor later than sixty-one (61) days after said effective date, and, in such event, all rent and additional rent due hereunder shall be paid and apportioned to such date, and Tenant shall vacate and surrender the Premises on or before the Termination Date as if it were the Expiration Date. If Landlord shall so exercise its option to terminate this Lease, Landlord shall have the right to let all or portions of the Premises to any person (including, without limitation, Tenant's proposed assignee or subtenant), without any liability to Tenant.

Section 22.03 If Landlord shall not exercise its option to terminate this Lease pursuant to Section 22.02 above, Landlord shall not unreasonably withhold its consent to the proposed assignment or subletting for the use expressly permitted in this Lease, provided that:

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  (1)       the Premises shall not, without Landlord's prior consent, have been listed or otherwise publicly advertised for assignment or subletting at a rental rate lower than the higher of (a) the Fixed Rent and all Additional Rent then payable, or (b) the then prevailing rental rate for other space in the Building, and Tenant shall not enter into any sublease at a lower rental rate than the Fixed Rent and all Additional Rent then payable;

  (2)       Tenant shall employ, as exclusive renting agent for subletting and assignment of this Lease, having the sole and exclusive right to lease, Landlord's managing agent for the Building or such broker as shall be approved by Landlord;

  (3)       Tenant shall not then be in default hereunder;

  (4)       the proposed assignee or subtenant shall have a financial standing, be of a character be engaged in a business, and propose to use the Premises, in a manner in keeping with the standards of the Building;

  (5)       The proposed assignee or subtenant shall not then be a tenant, subtenant or assignee of any space in the Building, nor shall the proposed assignee or subtenant be a person or entity with whom Landlord is then or has been, within the prior six-month period, negotiating to lease space in the Building;

  (6)       the character of the business to be conducted in the Premises by the proposed assignee or subtenant shall not be likely to increase building operating expenses, use of elevators, cleaning services or other services in the Building;

  (7)       there shall be no more than one subtenant in the Premises at any time;

  (8)       Tenant shall reimburse Landlord on demand for any costs, including reasonable attorneys' fees and disbursements, that may be incurred by Landlord in connection with said assignment or sublease; and

  (9)       the proposed assignee or subtenant shall not be any entity which is entitled to diplomatic or sovereign immunity or which is not subject to service of process in the State of New York or to the jurisdiction of the courts of the State of New York and the United States located in New York County.

If there is a dispute between Landlord and Tenant as to the reasonableness of Landlord's refusal to consent to any subletting or assignment, such dispute shall be determined by arbitration in The City of New York in accordance with the prevailing rules of the American Arbitration Association. The arbitrators shall be bound by the provisions of this Lease and shall not add to, subtract from, or otherwise modify such provisions. Notwithstanding any contrary provisions hereof, Tenant hereby waives any claim against Landlord for money damages which it may have based upon any assertion that Landlord has unreasonably withheld or delayed any consent to any assignment or a subletting pursuant to this Article. Tenant agrees that, in the event of any such dispute, its sole remedy shall be an action or proceeding to enforce such provision or for specific performance.

Section 22.04 Every subletting hereunder is subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this Lease should be terminated prior to the Expiration Date or if Landlord should succeed to any portion of Tenant's estate in the Premises, then at Landlord's election such subtenant shall either surrender that portion of the Premises to Landlord within sixty (60) days of Landlord's request therefor, or shall attorn to and recognize Landlord as such subtenant's landlord under such sublease (except that Landlord shall not be liable for any previous act or omission of Tenant, nor bound by any modification of the Sublease not approved in writing by Landlord, nor liable for any security not received by landlord or any prepaid rent in excess of one month's rent), and such subtenant shall promptly execute and deliver any instrument Landlord may reasonably request to evidence such attornment.

Section 22.05 Tenant shall deliver to Landlord a copy of each sublease or assignment made hereunder within ten (10) days after the date of its execution. Tenant shall remain fully liable for the due and timely performance of all of Tenant's obligations hereunder notwithstanding any subletting or assignment provided for herein and, without limiting the generality of the foregoing, shall remain fully responsible and liable to Landlord for all acts and omissions of any subtenant, assignee or anyone claiming by, through or under any subtenant or assignee which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Notwithstanding any assignment and assumption by the assignee of the obligations of Tenant hereunder, Tenant herein named, and each immediate or remote successor in interest of Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder, and shall remain fully and directly responsible and liable to Landlord for all acts and omission on the part of any assignee subsequent to it in violation of any of the obligations of this Lease.

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Section 22.06 Each sublease shall be in form and content satisfactory to Landlord, and shall contain provisions setting forth the matters contained in Section 22.04 above, and further provisions that: (i) the sublease is subject and subordinate to this Lease and all amendments and modifications hereof, and (ii) the sublease shall not be assigned, transferred, pledged, mortgaged or encumbered by the subtenant, in whole or in part, nor shall the sublet premises be further sublet or used or occupied by persons other than the subtenant, without the prior written consent of Landlord in each instance. No subletting shall end later than one day before the Expiration Date of this Lease.

Section 22.07 No assignment of Tenant's interest in this Lease shall be binding upon Landlord unless the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby such assignee agrees unconditionally to be personally bound by and to perform all of the obligations of Tenant hereunder and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments and transfers.

Section 22.08 If Landlord shall have consented to any assignment or subletting, or if there is any transfer of this Lease by operation of law or otherwise, and if Tenant shall receive any consideration from its assignee or subtenant for or in connection with the assignment of Tenant's interest in this Lease or the subletting of the Premises or any part thereof, as the case may be, or if Tenant shall sublet the Premises or a part thereof at a rental rate (including additional rent) which shall exceed the rental rate payable hereunder (explicitly excluding sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal leasehold property), then Tenant shall pay to Landlord, as Additional Rent hereunder, 50% of the amount of such excess after deducting the actual reasonable expenses of Tenant in connection with such assignment or sublease for broker’s fees, attorney’s fees, tenant allowances and abatement of rent. In the case of a subletting of less than the entire Premises, the above calculation of rental rates shall be made on a per square foot basis.

Section 22.09 If Tenant or any general partner of Tenant is ever a partnership or corporation or other entity, the provisions of this lease limiting or prohibiting the assignment hereof or subletting of the Premises shall be deemed to have been violated by (i) the transfer or transfers of a partnership interest, stock ownership or other equity interest, or (ii) the issuance of new such partnership or stock interests, or (iii) the merger, dissolution or liquidation, in or of Tenant, or any entity which is a general partner of Tenant, whether voluntarily or by operation of law, if such happening or happenings, individually or in the aggregate result in (a) the admission of a new general partner of Tenant, or (b) a change in control (hereinafter defined ) of Tenant or any general partner of Tenant. As used in the preceding sentence the term "control" shall mean actual operating control of Tenant's ordinary business operations or a beneficial ownership interest (direct or indirect) of 50% or more in Tenant or any general partner of Tenant. Throughout the term of this Lease, within ten (10) days after request by Landlord, Tenant will advise Landlord by sworn statement in writing as to the identity and ownership interests of its shareholders, partners and other principals.

Section 22.10 In the event that Tenant fails to execute and deliver any assignment or sublease to which Landlord consented under the provisions of this Article within forty-five (45) days after the giving of such consent, then Tenant shall again comply with all of the provisions of this Article before assigning its interest in this Lease or subletting the Premises.

Section 22.11 The consent of Landlord to an assignment or a subletting shall not relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

Section 22.12 If Tenant's interest in this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, upon default by Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rental herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this Article or of any default hereunder or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further observance or performance by Tenant of all of the covenants, conditions, terms and provisions on the part of Tenant to be performed or observed.

Section 22.13 Tenant agrees to forever indemnify and hold harmless Landlord from and against the claims of any proposed subtenant or assignee relating to Landlord's response to Tenant's request for consent to an assignment or subletting, and claims of any broker who alleges to have played any part in bringing about a proposed sublease or assignment in each case whether or not such sublessor assignment shall be consented to by Landlord and/or consummated, and against all losses, damages, costs and expenses incurred by Landlord (including, without limitation, attorneys fees) relating to or resulting from such claims.

Section 22.14 The listing or posting of any name, other than that of Tenant, whether on the door or exterior wall of the Premises, the Building’s tenant directory in the lobby or elevator, or elsewhere, shall not:

   (i) Constitute a waiver of Landlord’s right to withhold consent to any sublet or assignment pursuant to this Article 22.

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   (ii) Be deemed an implied consent by Landlord to any sublet of the Premises or any portion thereof, to any assignment or transfer of the Lease, or to any unauthorized occupancy of the Premises, except in accordance with the express terms of the Lease; or

Section 22.15 Notwithstanding anything to the contrary contained in Article 22, Tenant shall have the privilege, subject to the terms and conditions hereinafter set forth without the consent of Landlord (and without Landlord having the right set forth in Section 22.02) to assign its interest in this Lease (i) to a purchaser of all or substantially all of Tenant's assets or stock or pursuant to a merger or consolidation (provided such purchaser shall have also assumed substantially all of Tenant's liabilities), or (ii) to a corporation or partnership entity or limited liability company which shall control, be under the control of, or be under common control with, Tenant or its principals (the term "control" as used herein shall be deemed to mean ownership of more than 50% of the outstanding voting stock of a corporation, or other majority equity and controlling interest if the assignee is not a corporation) (any such entity being a "Related Entity"). Tenant may, without consent of Landlord, also sublease all or any portion of the Premises to any corporation or other entity which is a Related Entity only for so long as such corporation or other entity shall remain a Related Entity. Any assignment or subletting described above may be made upon the condition that (A) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this Lease (except if such assignment or sublease is made to a Related Entity and is made for a valid business purpose) and (B) no such assignment shall be valid unless Tenant shall, within ten (10) business days after execution thereof, deliver to Landlord (x) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by the Tenant and (y) a duplicate original instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed and (C) no such sublease shall be valid unless Tenant shall, within ten (10) business days after the execution thereof, deliver to Landlord a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and subtenant. If at any time following such subletting to a Related Entity, such subtenant shall cease to be a Related Entity, then Tenant shall not more than ten (10) business days after the date such subtenant shall cease to be a Related Entity, deliver to Landlord a duplicate original instrument or assignment and assumption in form and substance reasonably satisfactory to Landlord duly executed by such subtenant and Tenant terminating such sublease. If at any time following such assignment to a Related Entity, such assignee shall cease to be a Related Entity, then Tenant shall not more than ten (10) business days after the date such assignee shall cease to be a Related Entity, deliver to Landlord a duplicate original instrument of assignment and assumption in form and substance reasonably satisfactory to Landlord duly executed by such assignee and Tenant whereby the assignee shall assign this Lease and right such assignee may have hereunder to Tenant.

ARTICLE 23

Subordination and Attornment

Section 23.01 This Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to (a) all present and future ground leases, operating leases, superior leases, overriding leases and underlying leases and grants of term of the Land and the Building or any portion thereof (collectively, including the applicable items set forth in subdivision (d) of this Section 23.01, the "Superior Lease"), (b) all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter affect the Land, the Building or the Superior Lease (collectively, including the applicable items set forth in subdivisions (c) and (d) of this Section 23.01, the "Superior Mortgage") whether or not the Superior Mortgage shall also cover other lands or buildings or leases except that a mortgage on the Land only shall not be a Superior Mortgage so long as there is in effect a Superior Lease which is not subordinate to such mortgage, (c) each advance made or to be made under the Superior Mortgage, (d) all renewals, modifications, replacements, supplements, substitutions and extensions of the Superior Lease and the Superior Mortgage and all spreader and consolidations of the Superior Mortgage and (e) the Declaration. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense, any instrument, in recordable form if requested, that Landlord, the Superior Lessor or the Superior Mortgagee may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such instrument within 10 days after the request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such instruments for and on behalf of Tenant.

Section 23.02 Landlord hereby notifies Tenant that this Lease may not be cancelled or surrendered, or modified or amended so as to reduce the rent, shorten the Term or adversely affect in any other respect to any material extent the rights of Landlord hereunder and that Landlord may not accept prepayments of any installments of rent except for prepayments in the nature of security for the performance of Tenant's obligations hereunder, without the consent of the Superior Lessor and the Superior Mortgagee in each instance, except that said consent shall not be required for the institution or prosecution of any action or proceedings against Tenant by reason of a default on the part of Tenant under the terms of this Lease.

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Section 23.03 If, at any time prior to the termination of this Lease, the Superior Lessor or the Superior Mortgagee or any person, or the Superior Lessor's or Superior Mortgagee's or such person's successors or assigns (the Superior Lessor, Superior Mortgagee and any such person or successor or assign being herein collectively referred to as "Successor Landlord") shall succeed to the rights of Landlord under this Lease through possession or foreclosure or delivery of a new lease or deed or otherwise, Tenant agrees, at the election and upon request of any such Successor Landlord, to fully and completely attorn, from time to time, to and recognize any such Successor Landlord, as Tenant's landlord under this Lease upon the then executory terms of this Lease; provided such Successor Landlord shall agree in writing to accept Tenant's attornment. The foregoing provision of this Section shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease, shall be self- operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such Successor Landlord agrees to execute, from time to time, instruments to evidence and confirm the foregoing provisions of this Section satisfactory to any such Successor Landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy and Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant, such appointment being coupled with an interest. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such Successor Landlord and Tenant upon all of the then executory terms of this Lease except that such Successor Landlord shall not be (a) liable for any previous act or omission or negligence of Landlord under this Lease; (b) subject to any counterclaim, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness, which theretofore shall have accrued to Tenant against Landlord; (c) obligated to perform any Work; (d) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month's rent, unless such modification or prepayment shall have been approved in writing by the Superior Lessor or the Superior Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease; (e) obligated to repair the Premises or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Successor Landlord; or (f) obligated to repair the Premises or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Successor Landlord, as consequential damages allocable to the part of the Premises or the Building not taken. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or lessee.

Section 23.04 If any act or omission by Landlord would give Tenant the right, immediately or after lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until (a) it has given written notice of such act or omission to each Superior Mortgagee and each Superior Lessor, whose name and address shall have previously been furnished to Tenant, by delivering notice of such act or omission addressed to such party at its last address so furnished and (b) a reasonable period for remedying such act or omission shall have elapsed following such giving of notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which shall in no event be less than the period to which Landlord would be entitled under this Lease to effect such remedy) provided such Superior Mortgagee or Superior Lessor shall, with reasonable diligence, give Tenant notice of intention to, and commence and continue to, remedy such act or omission or to cause the same to be remedied.

ARTICLE 24

Access, Changes In Building Facilities

Section 24.01 Nothing herein contained shall be construed as a letting by Landlord to Tenant of (a) the faces of exterior walls, (b) the space above the hung ceiling of the Premises, and below the underside of the floor slab of any higher floor, (c) the space below the underside of the Premises, (d) the land below the sub-base of or air rights above, the Premises or the Building, (e) the roof, or (f) the common areas and facilities of the Building. All parts (except surfaces facing the interior of the Premises ) of all walls, windows and doors bounding the Premises, (including exterior Building walls, core corridor walls and doors and any core corridor entrance) any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord.

Section 24.02 Tenant shall permit Landlord to install, use, replace and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Premises, provided that Landlord shall not unreasonably interfere with Tenant's use of the Premises or the conduct of Tenant's business.

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Section 24.03 Landlord or Landlord's agent shall have the right, upon request upon reasonable advance notice (except in emergency under clause (ii) hereof) to enter and/or pass through the Premises or any part thereof, at reasonable times during reasonable hours, in the presence of a representative of Tenant (i) to examine the Premises and to show them to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and (ii) for the purpose of making such repairs or changes in or to the Premises or in or to its facilities, as may be provided for by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Such work shall be done in a first-class manner and so as not to unreasonably interfere with or impair Tenant's decorations, layout or use of the demised premises or to diminish the area of the demised premises (other than a de minimus amount) or reduce the ceiling height of the demised premises (other than a de minimus amount). Any such work shall be performed during such hours and in such a manner as to minimize interference with the conduct of Tenant's business and to safeguard Tenant's property; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates. Following the completion of any of the foregoing work, Landlord shall promptly repair and restore the demised premises to substantially the same condition existing prior to the performance of such work. Landlord shall be allowed to take all materials into and upon the Premises that may be required for such repairs, changes, repainting or maintenance, without liability to Tenant, but Landlord shall not unreasonably interfere with Tenant's use of the Premises or the conduct of Tenant’s business, in which case Landlord shall be liable for the reasonable cost of repairing any damage occasioned thereby. Landlord shall also have the right to enter on and/or pass through the Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Premises or said structure, in which case Landlord shall be liable for the reasonable cost of repairing any damage occasioned thereby.

Section 24.04 During the period of eighteen (18) months prior to the Expiration Date Landlord may exhibit the Premises to prospective tenants, provided that Landlord shall not unreasonably interfere with Tenant’s use of the Premises.

Section 24.05 Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof, as it may deem necessary or desirable, provided that Landlord shall not unreasonably interfere with Tenant’s use of the Premises.

ARTICLE 25

Inability to Perform

Section 25.01 This Lease and the obligations of Tenant to pay rent and perform all of the terms of this Lease on the part of Tenant to be performed shall in no way be affected because Landlord is unable or delayed in fulfilling any of its obligations under this Lease or by reason of Force Majeure, provided that Landlord provides notice to Tenant of the delay and reason therefore that is beyond Landlord’s reasonable control, and continues to provide Tenant with periodic updates. Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible, without unreasonable further delay. However, Landlord shall be under no obligation to employ overtime labor.

ARTICLE 26

Legal Proceedings; Waiver of Counterclaims and Jury Trial

Section 26.01 In the event Landlord commences any summary proceeding or action for non-payment of rent, Tenant covenants and agrees that it will not interpose, by consolidation of actions or otherwise, any counterclaim or other claim seeking affirmative relief of whatsoever nature or description in any such proceeding, except for claims inter-related to the claims in the main litigation or mandatory counterclaims.. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action or proceeding, and with respect to any claim asserted in any such action or proceeding, brought by either of the parties against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, or any emergency or other statutory remedy with respect thereto. Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity and Tenant agrees that in all disputes arising, directly or indirectly out of this Lease, Tenant shall be subject to service of process in, and the jurisdiction of the courts of, the State of New York. The provisions of this Article shall survive the Expiration Date or sooner termination of this Lease.

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ARTICLE 27

No Other Waiver

Section 27.01 The failure of either party to insist in any instance upon the strict performance of any term of this Lease, or to exercise any right herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such obligation of this Lease or of the right to exercise any such right, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

Section 27.02 The following specific provisions of this Section shall not limit the generality of the provisions of this Article:

  (a) No agreement to accept a surrender of all or any part of the Premises or this Lease shall be valid unless in writing and signed by Landlord. No delivery of keys shall operate as a termination of this Lease or a surrender of the Premises or this Lease. Without limiting the generality of the preceding sentence, if, subject to the provisions of Article 22, Tenant shall at any time request Landlord to sublet the Premises for Tenant's account, Landlord or Landlord's agent is authorized to receive said keys for such purpose without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's Property in connection with such subletting.

  (b) The receipt or acceptance by Landlord of rent with knowledge of breach by Tenant of any term of this Lease shall not be deemed a waiver of such breach.

  (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any accompanying letter be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other right of Landlord.

  (d) Neither any option granted to Tenant in this Lease or in any collateral instrument to renew or extend the Term, nor the exercise of any such option by Tenant, shall prevent Landlord from exercising any option or right granted or reserved to Landlord in this Lease or in any collateral instrument or that Landlord may otherwise have, to terminate this Lease or any renewal or extended term. Any termination of this Lease shall serve to terminate any such renewal or extension, whether or not Tenant shall have exercised any option to renew or extend the Term. Any such option or right on the part of Landlord to terminate this Lease shall continue during any extension or renewal of the Term. No option granted to Tenant to renew or extend the Term shall be deemed to give Tenant any further option to renew or extend the Term.

  (e) No waiver by Landlord in favor of any other tenant or occupant of the Building shall constitute a waiver in favor of the Tenant named herein.

ARTICLE 28

Arbitration

Section 28.01 Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this lease as the appropriate remedy. The party requesting arbitration shall do so by giving notice to that effect to the other party, and both parties shall promptly thereafter jointly apply to the American Arbitration Association (or any organization successor thereto) in the City and County of New York, Borough of Manhattan, for the appointment of a single arbitrator.

Section 28.02 The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County of New York, Borough of Manhattan. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease.

Section 28.03 If for any reason whatsoever a written decision and award of the arbitrator shall not be rendered within ninety (90) days after the appointment of such arbitrator, then at any time thereafter before such decision and award shall have been rendered either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this Lease.

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Section 28.04 All the expenses of the arbitration shall be borne by the parties equally.

ARTICLE 29

Quiet Enjoyment

Section 29.01 If, and so long as, Tenant pays the rent and keeps, observes and performs each and every term of this Lease on the part of Tenant, to be kept, observed and performed, Tenant shall peaceably and quietly enjoy the Premises throughout the Term without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the terms of this Lease and of the Superior Lease and the Superior Mortgage.

This covenant shall be construed as a covenant running with the Land and shall not be construed as a personal covenant or obligation of Landlord, except to the extent of Landlord's interest in this lease and then subject to the terms of Section 43.02.

ARTICLE 30

Rules and Regulations

Section 30.01 Tenant and its employees, agents, invitees and licensees shall faithfully observe and strictly comply with, and shall not permit violation of, the Rules and Regulations annexed hereto as Exhibit E, and such changes therein and additions thereto as Landlord hereafter may make and communicate to Tenant ("Rules and Regulations"). Tenant's right to dispute the reasonableness of any changes in the Rules and Regulations and additional Rules and Regulations shall be deemed waived unless asserted to Landlord within 30 days after Landlord shall have given Tenant notice of the adoption of any such additional Rules and Regulations. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any Rule or Regulation, or any term, covenant or condition of any lease, against any other tenant, and Landlord's failure or refusal to enforce any Rule or Regulation, or any term, covenant or condition of any other lease against any other tenant shall be without liability of Landlord to Tenant. Landlord shall not discriminate against Tenant in the enforcement of the Rules and Regulations, nor shall Tenant be required to comply with any Rules and Regulations which would prevent Tenant's permitted use hereunder of the Premises.

Section 30.02 Notwithstanding anything to the contrary in any of the Rules and Regulations, whenever Landlord shall claim by notice to Tenant that Tenant is violating any of the provisions of the Rules and Regulations and Tenant shall in good faith dispute such claim to Landlord within 10 days after service of Landlord's notice of the violation, the dispute shall be determined by arbitration pursuant to Article 28.

ARTICLE 31

Building Name

Section 31.01 The Building may be designated and known by any name or address Landlord may choose and such designated name or address may be changed from time to time in Landlord's sole discretion. Tenant agrees not to refer to the Building by any name or address other than as designated by Landlord. The Building may be named after any person, firm or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building. In no event shall Tenant use, in connection with its business or otherwise, any photographic or other type of representation of the Building. In the event the Building is named after any person, firm or otherwise. Tenant, in connection with its business or otherwise, shall not refer to the Building by such name but shall only use the street address of the Building.

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ARTICLE 32

Shoring; No Dedication

Section 32.01 If an excavation or other substructure work shall be undertaken or authorized upon the land adjacent to the Building or in the vaults beneath the Building or in subsurface space adjacent to said vaults, Tenant, without liability on the part of Landlord therefor, shall upon reasonable prior notice by Landlord to Tenant (except in the event of an emergency) afford Landlord or the person causing such excavation or other substructure work, license to enter upon the Premises for the purpose of doing such work as Landlord or such person shall deem necessary to protect any of the walls or structures of the Building or surrounding land from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency, Landlord shall endeavor to have such entry accomplished during reasonable hours in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord's request. Such license to enter shall be without liability of Landlord to Tenant.

Section 32.02 Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Real Property to the public at any time to the extent necessary to prevent a dedication thereof for public use.

ARTICLE 33

Notice of Accidents

Section 33.01 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of any accident, emergency, occurrence for which Landlord might be liable, fire or other casualty and all damages to or defects in the Premises, the Building or the Building Equipment for the repair of which Landlord might be responsible or which constitutes Landlord's property. Such notice shall be given in accordance with Article 39.

ARTICLE 34

Vaults

Section 34.01 No vaults, vault space or other space not within the property line of the Building is leased hereunder notwithstanding anything contained in or indicated on any sketch, blueprint or plan, or elsewhere in this Lease to the contrary. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all other space not within the property line of the Building, which Tenant may be permitted to use and/or occupy, are to be used and/or occupied under a license revocable by Landlord on 10 days' notice to Tenant, and if any such license shall be revoked by Landlord, or if the amount of any such vaults, vault space or other space shall be diminished or required by any federal, state or municipal authority or public utility, Landlord shall be without liability to Tenant. Any fee, tax or charge imposed by any governmental authority for any such vault, vault space or other space, to the extent actually used by Tenant, shall be paid by Tenant, as Additional Rent, within five (5) days after Landlord's demand therefor.

ARTICLE 35

Brokerage

Section 35.01 Tenant represents that in the negotiation of this Lease it dealt with no brokers other than JRT Realty Group, Inc. and Winslow & Company LLC and that as far as Tenant is aware said brokers are the sole brokers who negotiated this Lease. Landlord agrees to pay said brokers a commission in accordance with a separate agreement. Tenant hereby indemnifies Landlord against liability arising out of any inaccuracy or alleged inaccuracy of the above representation. Landlord shall have no liability for brokerage commissions arising out of an assignment or a sublease by Tenant and Tenant shall and does hereby indemnify Landlord and hold it harmless from any and all liability for brokerage commissions arising out of any such assignment or sublease. The covenants, representations and agreements of Tenant set forth in this Section 35.01 shall survive the termination of this Lease.

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ARTICLE 36

Security Deposit

Section 36.01 Tenant has deposited with Landlord the sum of $45,658.66 (if by check subject to collection) or by Letter of Credit as security for the full and punctual performance by Tenant of all of the terms of this Lease. Landlord shall deposit such security deposit in an interest bearing account in a financial institution to be selected by Landlord in its sole discretion. Landlord shall be entitled to receive as an administrative expense, a sum equal to one (1%) percent per annum (but only in the event annual interest on such account is in excess of one (1%) percent per annum) upon such security deposit, the interest to be credited to Tenant annually. In the event Tenant defaults in the performance of any of the terms of this Lease, including the payment of rent, Landlord may after written notice to Tenant, use, apply or retain the whole or any part of the security so deposited or may notify the Issuing Bank (as defined in Section 36.02) and thereupon receive all or a portion of the monies represented by said Letter of Credit, and may use, apply or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any rent or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms of this Lease, including any damages or deficiency in the re-letting of the Premises, whether accruing before or after summary proceedings or other re-entry by Landlord. In the case of every such use, application or retention, Tenant shall, on demand, pay to Landlord the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. as security for the full and punctual performance by Tenant of all of the terms of this Lease. If Tenant shall fully and punctually comply with all of the terms of this Lease, the cash security, or the Letter of Credit, as the case may be, together with any accrued interest thereon, less any administrative expenses to which Landlord is entitled pursuant to this Article 36, shall be promptly returned to Tenant after the termination of this Lease and delivery of exclusive possession of the Premises to Landlord. In the event of a sale or lease of the building, Landlord shall have the right to transfer the cash security, or the Letter of Credit, as the case may be, to the vendee or lessee and Landlord shall ipso facto be released by Tenant from all liability accruing from and after the date of such transfer for the return of such security; and Tenant agrees to look solely to the new landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance or attempted assignment or encumbrance. Tenant shall contemporaneously with its execution of this Lease, deliver to Landlord a duly executed IRS form W-9 setting forth Tenant’s social security number or employer identification number, as the case may be (or such other forms as may from time to time be promulgated by the Internal Revenue Service for such purpose).

Section 36.02 In lieu of a cash deposit, Tenant may deliver to Landlord a clean and irrevocable Letter of Credit issued by and drawn upon any commercial bank which is a member of the New York Clearing House Association with offices for banking purposes in the City of New York (the “Issuing Bank”), which is satisfactory to Landlord and which satisfies both the Minimum Rating Agency Threshold (as hereinafter defined) and the Minimum Capital Threshold (as hereinafter defined). The “Minimum Rating Agency Threshold” shall mean that the Issuing Bank has outstanding unsecured, uninsured and unguaranteed senior long-term indebtedness that is then rated (without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation) “Baa” or better by Moody’s Investors Service, Inc. and/or “BBB” or better by Standard & Poor’s Rating Services, or a comparable rating by a comparable national rating agency designated by Landlord in its discretion. The “Minimum Capital Threshold” shall mean that the Issuing Bank has combined capital, surplus and undivided profits of not less than $2,000,000,000.

If, at any time or from time to time, Landlord determines that an Issuing Bank (i) no longer satisfies the Minimum Rating Agency Threshold, (ii) no longer satisfies the Minimum Capital Threshold, (iii) has been seized or closed by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, or another governmental or regulatory agency or authority, (iv) has become insolvent, or (v) is unwilling or unable to honor the Letter of Credit or to perform its obligations to honor a draw upon the Letter of Credit, then within five (5) days after demand, Tenant shall deliver to Landlord a replacement Letter of Credit, issued by a replacement Issuing Bank which satisfies the Minimum Rating Agency Threshold and the Minimum Capital Threshold and is otherwise satisfactory to Landlord in its discretion.

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Said Letter of Credit shall have a term of not less than one year, be in form and content reasonably satisfactory to Landlord and substantially in the form set forth in Exhibit H, be for the account of Landlord and be in the amount set forth in Sections 36.01. Tenant shall be required to maintain the Letter of Credit in full force and effect throughout the term of the Lease and the final expiry date for said Letter of Credit shall be no earlier than six months following the Expiration Date of the Lease. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the term of this Lease, unless the Issuing Bank sends notice (the “Non-Renewal Notice”) to Landlord by certified mail, return receipt requested, not less than thirty (30) days next preceding the expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed. Landlord shall have the right, upon its receipt of the Non-Renewal Notice, by sight draft to the Issuing Bank, to receive the monies represented by the existing Letter of Credit and to hold such proceeds pursuant to Article 36 as cash security in accordance with the provisions of Section 36.01 or until a new Letter of Credit meeting the requirements of this Section 36.02 shall be tendered.

ARTICLE 37

Window Cleaning

Section 37.01 Tenant will not clean nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

ARTICLE 38

Consents

Section 38.01 Wherever it is specifically provided in this Lease that a party's consent is not to be unreasonably withheld, a response to a request for such consent shall also not be unreasonably delayed. If either Landlord or Tenant considers that the other has unreasonably withheld or delayed a consent, it shall so notify the other party within 10 days after receipt of notice of denial of the requested consent or, in case notice of denial is not received, within 20 days after making its request for the consent.

Section 38.02 Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any such consent, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment. In the event of such determination, the requested consent shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent. The sole remedy for Landlord's unreasonably withholding or delaying of consent shall be as provided in this Section.

Section 38.03 Notwithstanding anything to the contrary provided in this Lease, in any instance where the consent of the Superior Lessor and/or the Superior Mortgagee is required Landlord shall not be required to give its consent until and unless the Superior Lessor and/or the Superior Mortgagee has given its consent.

ARTICLE 39

Notices

Section 39.01 A. Except as otherwise expressly provided in this Lease or pursuant to any Legal Requirement, any bills, statements, notices, demands, requests, consents or other communications (collectively, "notices") given or required to be given under or in connection with this Lease or pursuant to any Legal Requirement shall be effective only if in writing and,

(a) if to Tenant, then, at the option of Landlord, (i) sent by registered or certified mail, return receipt requested, postage prepaid, addressed to Tenant's address as set forth in this Lease if mailed prior to the Commencement Date or at the Building if subsequent to the Commencement Date, or to such other address as Tenant may designate for such purpose by like notice, or (ii) delivered personally to Tenant, (b) if to Landlord, sent by registered or certified mail, return receipt requested, postage prepaid, to Landlord's address as set forth in this Lease, or to such other or further address or addresses as Landlord may designate for such purpose by like notice; or (c) if to any other person, sent by registered or certified mail, return receipt requested and postage prepaid addressed to such person's last known principal address or to such other address as such person may designate to Landlord and Tenant as its address for such purpose by like notice.

B. Notices shall be deemed to have been rendered or given (a) on the date delivered, if delivered to Tenant personally, or (b) on the date mailed, if mailed as provided in this Section, unless mailed outside of The City of New York, in which case it shall be deemed to have been rendered or given 3 business days after mailing. Notices given by counsel for either party or by Landlord’s managing agent, JRT Realty Group, Inc. shall be deemed valid notices if addressed and sent in accordance with the provisions of this Article.

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ARTICLE 40

Definitions; Construction of Terms

Section 40.01 For the purposes of this Lease and all agreements supplemental to this Lease:

  (a) "Additional Rent" shall have the meaning given in Section 3.01A.

  (b) "after hours" shall have the meaning given in Section 12.02.

  (c) "Basic Construction of the Building" mean in addition to the structure itself, the mechanical and electrical systems and the distribution thereof to locations from which each floor can be served, and the elevators, lobby and other common areas, and any other necessary construction, excepting only any materials or work to finish any portion for occupancy by particular tenants.

  (d) "Building" shall have the meaning given in Section 1.01.

  (e) "Building Equipment" shall mean all machinery, apparatus, equipment, personal property, fixtures and systems, of every kind and nature whatsoever now or hereafter attached to or used in connection with the operation or maintenance of the Building, including all electrical, heating, mechanical, sanitary, sprinkler, utility, power, plumbing, cleaning, fire prevention, refrigeration, ventilating, air cooling, air conditioning, elevator and escalator systems, apparatus and equipment, and any and all renewals and replacements of any thereof; but excluding, however, (i) Tenant's Property, (ii) property of any other tenant, (iii) property of contractors servicing the Building and (iv) improvements for water, gas, steam and electricity and other similar equipment owned by any public utility company or any governmental agency or body.

  (f) "business days" and "business hours" shall have the respective meanings given in Section 12.01.

  (g) "Commencement Date" shall have the meaning given in Section 2.01A.

  (h) "Expiration Date" shall have the meaning given in Section 2.01A.

  (i) "Declaration" shall mean the Declaration, dated July 27, 1981, made by Landlord, recorded in the Office of the Register of the City of New York on August 20, 1981, as No. 10726 in Reel 579 of conveyances at page 1641. The Declaration requires, among other things, that in the event the building known as 155 East 48th Street, New York, New York or the building now known as 150 East 49th Street, New York, New York shall be altered or reconstructed so as to come within a certain distance of the exterior wall openings on the west lot line of the Land, such exterior wall openings will be closed, at Landlord's expense, with construction meeting the fire resistance rating requirement for exterior wall construction.

  (j) "Fee Mortgage" shall mean, collectively, any mortgage which does not constitute a Superior Mortgage and which encumbers the Land and all renewals, modifications, replacements, substitutions, supplements, extensions, spreaders, and consolidations thereof.

  (k) "Fee Mortgagee" shall mean, collectively, all holders at the time of the Fee Mortgage.

  (l) "Fixed Rent" shall have the meaning given in Section 3.01A.

  (m) "Fixtures" shall have the meaning given in Section 10.07.

  (n) "Force Majeure" shall mean any and all causes beyond Landlord's reasonable control, including delays caused by Tenant, other tenants, governmental restriction, regulation or control, labor dispute, strike, accident, mechanical breakdown, shortages or inability to obtain labor, fuel, steam, water, electricity or materials, acts of God, enemy action, civil commotion, fire or other casualty.

  (o) "Guarantor", if any, shall mean any person(s) who guarantees any or all of Tenant's obligations under this Lease.

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  (p) "Improvements" shall mean improvements made by or on behalf of Tenant or any person claiming through or under Tenant.

  (q) "improvements" shall mean improvements, alterations, additions, substitutions, betterments and decorations.

  (r) "Insurance Requirements" shall mean all requirements of any insurance policy coveting or applicable to all or any part of the Real Property or the Premises or the use thereof, all requirements of the issuer of any such policy and all orders, rules, regulations, recommendations and other requirements of the New York Board of Fire Underwriters or the Insurance Service Office or any other body exercising the same or similar functions and having jurisdiction or cognizance of all or any part of the Real Property or the Premises.

  (s) "Interest Rate" shall mean a rate per annum equal to the lesser of (a) 2% above the prime rate in effect from time to time (but in no event less than 15% per annum) or (b) the maximum applicable legal rate, if any.

  (t) "Land" shall have the meaning given in Section 1.01.

  (u) "Landlord" shall have the meaning given in Section 43.02.

  (v) "Landlord's Work", if any, shall have the meaning given in Exhibit C.

  (w) "Legal Requirements" shall mean laws, statutes and ordinances (including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Real Property or the Premises or any part thereof or the sidewalks, curbs or areas adjacent thereto and the Declaration and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

  (x) "Premises" shall have the meaning given in Section 1.01.

  (y) "prime rate" shall mean the annual rate of interest from time to time publicly announced by JP Morgan Chase Bank, N.A., as its prime lending rate.

  (z) "Real Property" shall mean the Building and the Land and all easements, air rights, development rights and other appurtenances thereto.

  (aa) "Rules and Regulations" shall have the meaning given in Section 30.01.

  (bb) "Superior Lease" shall have the meaning given in Section 23.01.

  (cc) "Superior Lessor" shall mean, collectively, all lessors at the time of the Superior Lease.

  (dd) "Superior Mortgage" shall have the meaning given in Section 23.01.

  (ee) "Superior Mortgagee" shall mean, collectively, all holders at the time of the Superior Mortgage.

  (ff) "Successor Landlord" shall have the meaning given in Section 23.04.

  (gg) "Tenant" shall have the meaning given in Section 43.03.

  (hh) "Tenant's Property" shall mean all fixtures, Improvements and other property (i) installed at the sole expense of Tenant, (ii) with respect to which Tenant has not been granted any credit or allowance by Landlord, (iii) which are removable without material damage to the Premises and (iv) which are not replacements of any property of landlord, whether any such replacement is made at Tenant's expense or otherwise.

  (ii) "Tenant's Work", if any, shall have the meaning given in Exhibit C.

  (jj) "Term" shall have the meaning given in Section 2.01A.

  (kk) "Untenantable" shall mean the extent to which Tenant is actually unable to use any or all of the Premises in the normal course of its business.

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  (ll) For the purposes of this Lease and all agreements supplemental to this Lease, the following additional definitions shall also apply (whether or not capitalized or in lower case):

The terms "include", "including" and "such as" shall construed as if followed by the phrase "without being limited to".

The term "obligations of this Lease", and words of like import, shall mean the covenants to pay rent and additional rent under this Lease and all of the other covenants and conditions contained in this Lease. Any provision in this Lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

The term "Tenant's obligations hereunder", and words of like import, and the term "Landlord's obligations hereunder", and words of like import, shall mean the obligations of this Lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to "performance" of either party's obligations under this Lease shall be construed as "performance and observance".

Reference to Tenant being or not being "in default hereunder", or words of like import, shall mean that Tenant is in default after notice to Tenant and failure to cure in the performance of one or more of Tenant's obligations hereunder, or that Tenant is not in default after notice to Tenant and failure to cure in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Section 17.01 has occurred and continues or has not occurred or does not continue, as the case may be.

The term "repair" shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

Reference to "termination of this Lease" includes expiration or earlier termination of the term of this Lease or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon a termination of this Lease, the term and estate granted by this Lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this Lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this Lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

The term "in full force and effect" when herein used in reference to this Lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this Lease), as would' entitle Landlord to terminate this Lease or to dispossess Tenant.

Section 40.02 A. If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

   B. If any term of this Lease is found invalid or unenforceable to any extent by a final judgment or award which shall not be subject to change by appeal, then either party may initiate an arbitration in accordance with the provisions of Article 28. Said arbitrator shall devise a valid and enforceable substitute term for this Lease which shall as nearly as possible carry out the intention of the parties with respect to the term of this Lease found invalid or unenforceable. Such substitute term as so devised shall thereupon be deemed a part of this Lease.

Section 40.03 The various terms which are defined in other Articles of this Lease or are defined in Exhibits annexed hereto shall have the meanings specified in such other Articles and such Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context clearly indicates the contrary.

Section 40.04 The Article headings in this Lease and the Table of Contents to this Lease are inserted only as a matter of convenience or reference, and are not to be given any effect in construing this Lease.

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ARTICLE 41

Estoppel Certificate; Recording

Section 41.01 (a) At any time and from time to time upon not less than 10 days' prior notice by Landlord or the Superior Lessor or the Superior Mortgagee to Tenant, Tenant shall, without charge, execute, acknowledge and deliver (1) a statement in writing in the form annexed hereto as Exhibit F addressed to such party as Landlord, or the Superior Lessor or e Superior Mortgagee, as the case may be, may designate (with such additions or changes as may be reasonably requested) or in form satisfactory to Landlord, or the Superior Lessor or the Superior Mortgagee, as the case may be, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), (ii) whether the Term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid, (iii) whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any of the terms of this Lease and, if so, specifying each such default of which the signer may have knowledge, (iv) whether Tenant has accepted possession of the Premises, (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and, if so, specifying the same, (vii) either that Tenant does not know of any default in the performance of any provision of this Lease or specifying any default of which Tenant may have knowledge and stating what action Tenant is taking or proposes to take with respect thereto, (viii) that, to the knowledge of Tenant, there are no proceedings pending or threatened against Tenant or Guarantor before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition or operations of Tenant or Guarantor or, if any such proceedings are pending or threatened to the knowledge of Tenant, specifying and describing the same and (ix) such further information with respect to the Lease or the Premises as Landlord may reasonably request or the Superior Mortgagee or Superior Lessor may require, and/or (2) "Tenant Acceptance Letter" in the form annexed hereto as Exhibit G, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Real Property or any part thereof or of the interest of Landlord in any part thereof, by any mortgagee or prospective mortgagee thereof, by any lessor or prospective lessor thereof, by any lessee or prospective lessee thereof, or by any prospective assignee of any mortgage thereof.

   (b) The failure of Tenant to execute, acknowledge and deliver to Landlord a statement in accordance with the provisions of this Section within said 10 day period shall constitute an acknowledgment by Tenant, which may be relied on by any person who would be entitled to rely upon any such statement, that such statement as submitted by Landlord is true and correct.

Section 41.02 Upon written request of Landlord, but not more frequently than once in any twelve (12) month period, Tenant shall promptly furnish Landlord with the most current then prepared and available financial statement, certified by Tenant or an independent auditor to be true and correct, reflecting Tenant’s then current financial condition.

Upon request of Landlord, Tenant will furnish to Landlord:

Section 41.03 Tenant agrees not to record this Lease (or a memorandum hereof) or any other document related hereto.

ARTICLE 42

Intentionally Deleted

ARTICLE 43

Parties Bound

Section 43.01 The terms of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 22 shall operate to vest any right in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 17.

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Section 43.02 A. The term "Landlord" shall mean only the owner at that time in question of the present landlord's interest in the Building and in the event of a sale or transfer of the Building (by operation of law or otherwise), or in the event of the making of a lease of all or substantially all of the Building, or in the event of a sale or transfer (by operation of law or otherwise) of the leasehold estate under any such lease, the grantor, transferor or lessor, as the case may be, shall be and hereby is (to the extent of the interest or portion of the Building or leasehold estate sold, transferred or leased) automatically and entirely released and discharged, from and after the date of such sale, transfer or leasing, of all liability in respect of the performance of any of the terms of this Lease on the part of Landlord thereafter to be performed; provided that the purchaser, transferee or lessee (collectively, "Transferee") shall be deemed to have assumed and agreed to perform, subject to the limitations of this Section and Section 23.04 (and without further agreement between the then parties hereto, or among such parties and the Transferee) and only during and in respect of the Transferee's period of ownership of the Landlord's interest under this Lease, all of the terms of this Lease on the part of Landlord to be performed during such period of ownership, which terms shall be deemed to "run with the land" it being intended that Landlord's obligations hereunder shall, as limited by this Article, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

   B. No recourse shall be had on any of Landlord's obligations hereunder or for any claim based thereon or otherwise in respect thereof against any incorporator, subscriber to the capital stock, shareholder, officer or director, past, present or future, of any corporation or any partner or joint venturer which shall be Landlord hereunder or included in the term "Landlord" or of any successor of any such corporation, or against any principal, disclosed or undisclosed, or any affiliate of any party which shall be Landlord or included in the term "Landlord," whether directly or through Landlord or through any receiver, assignee, trustee in bankruptcy or through any other person, firm or corporation, whether by virtue of any constitution, statute or rule of law or by enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Tenant.

   C. Tenant shall look solely to Landlord's estate and interest in the Building for the satisfaction of any right of Tenant for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Landlord and no other property or assets of Landlord, Landlord's agents, incorporators, shareholders, officers, directors, partners, principals (disclosed or undisclosed) or affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant's use and occupancy of the premises or any other liability of Landlord to Tenant.

Section 43.03 The term "Tenant" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this Lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this Lease or subletting of the Premises or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt performance of Tenant's obligations hereunder.

Section 43.04 Nothing contained in this Lease shall be deemed to confer upon any tenant, or anyone claiming under or through any tenant, any right to insist upon, or to enforce against Landlord or Tenant, the performance of Tenant's obligations hereunder.

Section 43.05 The submission by Landlord to Tenant of this Lease in draft form shall be deemed submission solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option for the leasing of the Premises, and shall not confer any rights or impose any obligations upon either party. The submission by Landlord of this Lease for execution by Tenant and the actual execution and delivery thereof by Tenant to Landlord shall similarly have no binding force and effect on Landlord unless and until Landlord shall have executed this Lease and a counterpart thereof shall have been delivered to Tenant.

ARTICLE 44

Miscellaneous

Section 44.01 This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. This Lease may not be changed, modified, abandoned or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which (a) expressly refers to this Lease, (b) is executed by the party against whom enforcement of the change, modification, abandonment, discharge or waiver is sought and (c) is permissible under the Superior Mortgage and the Superior Lease.

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Section 44.02 Tenant expressly acknowledges that neither Landlord nor Landlord's agents has made or is making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease.

Section 44.03 Any apportionment or prorations of rent to be made under this Lease shall be computed on the basis of a 360 day year, with 12 months of 30 days each.

Section 44.04 The laws of the State of New York applicable to contracts made and to be performed wholly within the State of New York shall govern and control the validity, interpretation, performance and enforcement of this Lease.

Section 44.05 If Tenant is a corporation, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer of Tenant and that he is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

Section 44.06 A. If Tenant is a partnership (or is comprised of 2 or more persons. individually, or as joint venturers or as copartners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to 2 or more persons, individually, or as joint venturers or as copartners of a partnership) pursuant to Article 22 (any such partnership and such persons are referred to in this Article as "Partnership Tenant"), the following provisions of this Section shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications, termination, discharge or surrender of this Lease which may hereafter be made and by any notices, demands requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all parties, and (d) if Partnership Tenant shall admit new partners, all such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new Partner shall assume performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of Subdivision (d) of this Section 44.06 A).

Section 44.07 All Exhibits to this Lease and any and all Rider provisions attached to this Lease are hereby incorporated into this Lease. If any provision contained in any Rider hereto is inconsistent or in conflict with any printed provision of this Lease, the provision contained in such Rider shall supersede said printed provision and shall control.

Article 45

Anti-Terrorism Requirements

Section 45.01 Tenant represents and warrants that (i) neither Tenant nor any person, group or entity who owns any direct or indirect beneficial interest in Tenant or any of them, is listed on the list maintained by the United States Department of the Treasury, Office of Foreign Assets Control (commonly known as the OFAC List) or otherwise qualifies as a terrorist, Specially Designated National and Blocked Person or a person with whom business by a United States citizen or resident is prohibited (each a “Prohibited Person”); (ii) neither Tenant nor any person, group or entity who owns any direct or indirect beneficial interest in Tenant or any of them is in violation of any anti-money laundering or anti-terrorism statute, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56 (commonly known as the USA PATRIOT Act), and the related regulations issued thereunder, including temporary regulations, and Executive Orders (including, without limitation, Executive Order 13224) issued in connection therewith, all as amended from time to time; and (iii) neither Tenant nor any person, group or entity who owns any direct or indirect interest in Tenant is acting on behalf of a Prohibited Person. Tenant shall indemnify and hold Landlord harmless from and against all claims, damages, losses, risks, liabilities and costs (including fines, penalties and legal costs) arising from any misrepresentation in this paragraph or Landlord’s reliance thereon. Tenant’s obligations under this paragraph shall survive the expiration or sooner termination of the term of this lease.

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